Filed Pursuant to Rule 424(b)(5)

Registration No. 333-272956

PROSPECTUS SUPPLEMENT

(To Prospectus dated July 10, 2023)

EXPION360 INC.

474,193 Shares of Common Stock

Pre-Funded Warrants to Purchase Up to 574,193 Shares of Common Stock

Up to 574,193 Shares of Common Stock Issuable Upon Exercise of the Pre-Funded Warrants

We are offering 474,193 shares of our common stock, par value $0.001 per share (“Common Stock”), to investors pursuant to this prospectus supplement, the accompanying base prospectus, and that certain securities purchase agreement, dated January 2, 2025, by and between us and each investor. The offering price of each share is $2.48.

We are also offering pre-funded warrants (the “Pre-Funded Warrants”) to purchase up to 574,193 shares of our Common Stock to each investor whose purchase of shares of our Common Stock in this offering would otherwise result in the investor, together with its affiliates and certain related parties, beneficially owning more than 4.99% (or, at the election of the investor, 9.99%) of our outstanding shares of Common Stock immediately following consummation of this offering, if such investor so elects. Each Pre-Funded Warrant is exercisable for one share of Common Stock. The offering price of each Pre-Funded Warrant is $2.479, which is the price per share of Common Stock sold in this offering, minus $0.001, and the exercise price of each Pre-Funded Warrant is $0.001 per share. Each Pre-Funded Warrant is exercisable immediately and may be exercised at any time until exercised in full. This prospectus supplement also relates to the offering of the shares of Common Stock issuable upon exercise of the Pre-Funded Warrants (the “Pre-Funded Warrant Shares”).

We refer to the shares of Common Stock, the Pre-Funded Warrants, and the Pre-Funded Warrant Shares to be issued and sold in this offering collectively as the “Securities.”

In a concurrent private placement (the “Warrant Private Placement”), we are also selling to the investors warrants (the “Unregistered Warrants”) to purchase up to an aggregate of 1,048,386 shares of Common Stock (the “Unregistered Warrant Shares” and, together with the Unregistered Warrants, the “Unregistered Securities”). The Unregistered Securities are not currently being registered under the Securities Act of 1933, as amended (the “Securities Act”), and are not offered pursuant to this prospectus supplement and the accompanying base prospectus. The Unregistered Securities are being offered pursuant to an exemption from the registration requirements of the Securities Act provided in Section 4(a)(2) of the Securities Act and Rule 506 promulgated thereunder. The Unregistered Warrants are exercisable immediately and expire five years from the date of issuance and have an exercise price of $2.36 per Unregistered Warrant Share.

Our Common Stock is listed on The Nasdaq Capital Market (“Nasdaq”) under the symbol “XPON.” On January 2, 2025, the last reported sale price of our Common Stock on Nasdaq was $2.00 per share. There is no established public trading market for the Pre-Funded Warrants, and we do not expect a market for the Pre-Funded Warrants to develop. We do not intend to apply for a listing of the Pre-Funded Warrants on any national securities exchange. Without an active trading market, the liquidity of the Pre-Funded Warrants will be limited.

As of January 2, 2025, the aggregate market value of our outstanding Common Stock held by non-affiliates, or public float, was approximately $8.9 million. This value was computed by reference to the highest closing price of our common stock on the Nasdaq Capital Market within the preceding 60 days ($4.25 per share on November 5, 2024) multiplied by 2,094,227 shares held by non-affiliates. Pursuant to General Instruction I.B.6 of Form S-3, in no event will we sell securities in a public primary offering with a value exceeding one-third of our public float in any 12-month period so long as our public float remains below $75.0 million. During the 12 calendar months prior to and including the date of this prospectus supplement (excluding this offering), we have sold $278,840 in securities pursuant to General Instruction I.B.6 of Form S-3.

We are an “emerging growth company,” as that term is used in the Jumpstart Our Business Startups Act of 2012 and, under applicable Securities and Exchange Commission (“SEC”) rules, we have elected to take advantage of certain reduced public company reporting requirements for this prospectus supplement and future filings.

We intend to use the net proceeds received from the offering for working capital and other general corporate purposes. We also intend to use approximately $500,000 of the net proceeds to satisfy a portion of certain amounts owed to the holders of our Series A Warrants pursuant to the terms thereof. Additional information regarding our intended use of the proceeds of the offering is set forth in the section entitled “Use of Proceeds” beginning on page S-12 of this prospectus supplement.

We have engaged Aegis Capital Corp. (the “placement agent”), as our placement agent in connection with this offering. The placement agent agreed to use its best efforts to arrange for the sale of the Securities offered by this prospectus supplement; there was no minimum offering requirement. The placement agent has not purchased or sold any of the Securities offered hereby and is not required to arrange the purchase or sale of any specific number of Securities or dollar amount. We have agreed to pay the placement agent the placement agent fees set forth in the table below. There is no arrangement for funds to be received in escrow, trust, or similar arrangement. We will bear all costs associated with the offering. See “Plan of Distribution” beginning on page S-17 of this prospectus supplement for more information regarding these arrangements.

	Per Share	Per Pre-Funded Warrant	Total
Offering price	$2.48	$2.479	$2,599,423	(1)
Placement agent fees (8.0%)(2)	$0.198	$0.198	$207,954
Proceeds, before expenses, to us(3)	$2.282	$2.281	$2,391,469

(1)	Assumes no exercise of the Pre-Funded Warrants.
(2)	In addition, we have agreed to reimburse the placement agent for certain out-of-pocket expenses. See “Plan of Distribution” beginning on page S-17 of this prospectus supplement for additional information with respect to the compensation we will pay and expenses we will reimburse to the placement agent in connection with this offering.
(3)	The amount of the offering proceeds to us presented in this table does not take into account any proceeds from the exercise of any of the Unregistered Warrants being issued in the Warrant Private Placement.

Investing in our Securities involves a high degree of risk. Refer to the sections entitled “Risk Factors” beginning on page S-9 of this prospectus supplement and beginning on page 7 of the accompanying base prospectus for a discussion of information that should be considered in connection with an investment in our Securities.

Neither the SEC nor any state securities commission has approved or disapproved of the shares or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

Delivery of the Securities offered hereby occurred on January 3, 2025.

Aegis Capital Corp.

The date of this prospectus supplement is January 3, 2025.

TABLE OF CONTENTS

Prospectus Supplement

Base Prospectus

ABOUT THIS PROSPECTUS SUPPLEMENT

This prospectus supplement and the accompanying base prospectus are part of a Registration Statement on Form S-3 (File No. 333-272956) that we filed with the SEC utilizing a “shelf” registration process. Under this shelf registration process, we are offering the Securities described in this prospectus supplement.

This document is in two parts. The first part is this prospectus supplement, which describes the specific terms of the offering and also adds to and updates information contained in the accompanying base prospectus and the documents incorporated by reference herein and therein. The second part, the accompanying base prospectus, provides more general information. Generally, when we refer to this prospectus, we are referring to both parts of this document combined. To the extent there is a conflict between the information contained in this prospectus supplement and the information contained in the accompanying base prospectus or any document incorporated by reference herein or therein filed prior to the date of this prospectus supplement, you should rely on the information in this prospectus supplement; provided that if any statement in one of these documents is inconsistent with a statement in another document having a later date—for example, a document incorporated by reference in the accompanying base prospectus—the statement in the document having the later date modifies or supersedes the earlier statement.

You should rely only on the information contained in this prospectus, or the information incorporated by reference herein. We have not authorized anyone to provide you with information that is different. The information contained in this prospectus, or incorporated by reference herein, is accurate only as of the respective dates thereof, regardless of the time of delivery of this prospectus or of any issuance of our shares. It is important that you read and consider all information contained in this prospectus, including the documents incorporated by reference herein, in making your investment decision. You should also read and consider the information in the documents to which we have referred you in the sections entitled “Where You Can Find More Information” and “Incorporation of Certain Information by Reference” in this prospectus supplement.

The representations, warranties and covenants made by us in any agreement that is filed as an exhibit to any document that is incorporated by reference herein were made solely for the benefit of the parties to such agreement, including, in some cases, for the purpose of allocating risk among the parties to such agreements, and should not be deemed to be a representation, warranty or covenant to you. Moreover, such representations, warranties or covenants were accurate only as of the date when made. Accordingly, such representations, warranties and covenants should not be relied on as accurately representing the current state of our affairs.

We are offering the Securities offered by this prospectus only in jurisdictions where offers are permitted. The distribution of this prospectus and the offering of our Securities in certain jurisdictions may be restricted by law. Persons outside the United States who come into possession of this prospectus must inform themselves about, and observe any restrictions relating to, the offering of our Securities and the distribution of this prospectus outside the United States. This prospectus does not constitute, and may not be used in connection with, an offer to sell, or a solicitation of an offer to buy, any Securities offered by this prospectus by any person in any jurisdiction in which it is unlawful for such person to make such an offer or solicitation.

Unless otherwise mentioned or unless the context requires otherwise, all references in this prospectus to the “Company,” “we,” “us,” “our” and “Expion360” refer to Expion360 Inc., a Nevada corporation.

PROSPECTUS SUPPLEMENT SUMMARY

This prospectus supplement summary highlights selected information included elsewhere in the prospectus and does not contain all of the information you should consider before investing in our Securities. You should read the entire prospectus carefully, including the section entitled “Risk Factors” and the financial statements and related notes incorporated by reference into this prospectus, before deciding to invest in our Securities. Some of the statements in this prospectus supplement constitute forward-looking statements. For additional information, refer to the section of this prospectus supplement entitled “Cautionary Note Regarding Forward-Looking Statements.”

Our Business

 Overview

Expion360 focuses on the design, assembly, manufacturing, and sale of lithium iron phosphate (“LiFePO4”) batteries and supporting accessories for recreational vehicles (“RVs”), marine applications and home energy storage products with plans to expand into industrial applications. We design, assemble, and distribute high-powered, lithium battery solutions using ground-breaking concepts with a creative sales and marketing approach. We believe that our product offerings include some of the most dense and minimal-footprint batteries in the RV and marine industries. We are developing our e360 Home Energy Storage System, which we expect to change the industry in barrier price, flexibility, and integration. We are deploying multiple intellectual property strategies with research and products to sustain and scale the business. We currently have customers consisting of dealers, wholesalers, private label customers, and original equipment manufacturers who are driving revenue and brand awareness nationally.

Our primary target markets are currently the RV and marine industries. We believe that we are well-positioned to capitalize on the rapid market conversion from lead-acid to lithium batteries as the primary method of power sourcing in these industries. We are also focused on expanding into the home energy storage market with the introduction of our two LiFePO4 battery storage solutions, where we aim to provide a cost-effective, low barrier of entry, flexible system for those looking to power their homes via solar energy, wind, or grid back-up. Along with RV, marine and home energy storage markets, we aim to provide additional capacities to the ever-expanding electric forklift and industrial material handling markets.

Our e360 product line, which is manufactured for the RV and marine industries, was launched in December 2020. The e360 product line, through its sales growth, has shown to be a preferred conversion solution for lead-acid batteries. In December 2023, we announced our entrance into the home energy storge market with our introduction of two LiFePO4 battery storage solutions that enable residential and small business customers to create their own stable micro-energy grid and lessen the impact of increasing power fluctuations and outages. We have received purchase orders for our e360 Home Energy Storage Solutions (“HESS”) from Wellspring Solar, a division of Wellspring Components, which has served as a key partner to Expion360 in connection with a HESS pilot program and testing, and provided expertise regarding HESS system development. We believe that our HESS have strong revenue potential with recurring income opportunities for us and our associated sales partners.

Our products provide numerous advantages for various industries that are looking to migrate to lithium-based energy storage. They incorporate detailed-oriented design and engineering and strong case materials and internal and structural layouts and are backed by responsive customer service.

Recent Developments

Certain Preliminary Financial Results for the Three Months Ended December 31, 2024

Although we have not finalized our full financial results for the three months and year ended December 31, 2024, we expect to report preliminary financial information as follows:

●	Preliminary, unaudited revenue for the three months ended December 31, 2024 in the range of approximately $1.8 to $2.0 million, up sequentially from $1.4 million in the three months ended December 31, 2023.

●	Preliminary, unaudited gross profit for the three months ended December 31, 2024 is expected to be in the range of approximately $350,000 to $450,000, compared to gross profit of $205,000 in the prior year period.

●	Preliminary, unaudited net loss for the three months ended December 31, 2024 is expected to be in the range of approximately $450,000 to $350,000, compared to a net loss of $2.2 million in the prior year period. Preliminary, unaudited net loss from operations for the three months ended December 31, 2024 is expected to be in the range of approximately $1.3 to $1.2 million.

Net loss for the three months ended December 31, 2024 reflects our net loss from operations plus approximately $5.8 million from an increase in fair value of the Series A Warrants and Series B Warrants (each as defined below) we issued in the quarter ended September 30, 2024, partially offset by a $5.0 million Reverse Stock Split Cash True-Up Payment (as defined below) contingent liability arising in connection with the warrant issuance, the cumulative effect of which was to increase net income by approximately $887,000.

The information above is based on preliminary unaudited information and estimates for the three months and year ended December 31, 2024, is not a comprehensive statement of our financial results for this period, and is subject to change pending completion of our financial closing procedures, final adjustments, completion of the review of our financial statements and other developments that may arise between now and the time the review of our financial statements is completed. This preliminary estimate may change and the change may be material. Our expectation with respect to the preliminary financial information as of December 31, 2024 presented above is based upon management’s estimates. Our independent registered public accounting firm has not conducted an audit or review of, and has not expressed an opinion or any other form of assurance with respect to, these preliminary estimates. Our actual results for the three months and year ended December 31, 2024 will not be available until after this offering is completed. See “—August 2024 Financing and Subsequent Warrant Exercises and Adjustments to Warrant Exercise and Reset Prices” and “Reverse Stock Split and Reverse Stock Split True-Up Payment” below for more information regarding the Series A Warrants and Series B Warrants and Reverse Stock Split True-Up Payment, respectively.

Resignation of Chief Financial Officer and Appointment of Interim Chief Financial Officer

On December 16, 2024, Greg Aydelott, our Chief Financial Officer, notified us of his resignation effective December 31, 2024, due to family health concerns. Mr. Aydelott is remaining with the Company in a consulting role on an ongoing basis. In connection with Mr. Aydelott’s resignation, on December 20, 2024, our Board of Directors (the “Board”) appointed Brian Schaffner, who currently serves as our Chief Executive Officer and as a member of the Board, to serve as our interim Chief Financial Officer effective immediately upon Mr. Aydelott’s resignation.

Chief Operating Officer Medical Leave of Absence

Effective November 16, 2024, Paul Shoun, our Co-Founder, President, Chief Operating Officer, and Chairman of the Board, commenced a temporary medical leave of absence from his duties as Chief Operating Officer. Mr. Shoun is continuing to perform his duties as President and Chairman of the Board during his leave. We anticipate that Mr. Shoun will resume his responsibilities as Chief Operating Officer in February 2025. During his absence, Carson Heagen, our Vice President of Operations, is temporarily assuming the duties of Chief Operating Officer.

Reverse Stock Split and Reverse Stock Split True-Up Payment

Effective as of 5:00 p.m. Pacific Time on October 8, 2024 (the “Effective Date”), we effected a 1-for-100 reverse stock split of our Common Stock (the “Reverse Stock Split”), which was approved by the Board on September 27, 2024, following stockholder approval at our annual meeting of stockholders held on September 27, 2024. No fractional shares of Common Stock were issued as a result of the Reverse Stock Split and instead each holder of Common Stock who was otherwise entitled to receive a fractional share as a result of the Reverse Stock Split received one whole share of Common Stock in lieu of such fractional share. As a result of this, 210,668 shares were issued on or before October 17, 2024. In addition, the Reverse Stock Split effected a reduction in the number of shares issuable pursuant to our equity awards, warrants and non-plan options outstanding as of the Effective Date, and a corresponding increase in the respective exercise prices, conversion prices, reset prices and the like thereunder.

As a result of the daily volume weighted average price of the Common Stock during the five trading days before and after the Reverse Stock Split, a Reverse Stock Split cash true-up payment provision in the Series A Warrants, which is capped at $5.0 million in the aggregate under all Series A Warrants (the “Reverse Stock Split Cash True-Up Payment”), was triggered, but the payment of the Reverse Stock Split cash true-up payment was suspended in accordance with the terms of the Series A Warrants. However, in connection with the closing of this offering, we intend to use approximately $500,000 of the net proceeds from the offering to satisfy a portion of certain amounts owed to the holders of the Series A Warrants pursuant to the terms thereof.

All of our historical share and per share information related to issued and outstanding Common Stock and outstanding options and warrants exercisable for Common Stock in this prospectus supplement have been adjusted, on a retroactive basis, to reflect the Reverse Stock Split.

August 2024 Public Offering and Subsequent Warrant Exercises and Adjustments to Warrant Exercise and Reset Prices

On August 8, 2024, we sold in a public offering (the “August 2024 Public Offering”) (i) 33,402,000 common units (the “Common Units,” pre-Reverse Stock Split), each consisting of one share of Common Stock, two Series A warrants each to purchase one share of Common Stock (pre-Reverse Stock Split and pre-Adjustment (as defined below) and each, a “Series A Warrant”) and one Series B warrant to purchase such number of shares of Common Stock as determined in the Series B warrant (each, a “Series B Warrant”), and (ii) 16,598,000 pre-funded units (the “Pre-Funded Units,” and together with the Common Units, the “Units,” pre-Reverse Stock Split), each consisting of one pre-funded warrant to purchase one share of Common Stock (each, an “August 2024 Pre-Funded Warrant”), two Series A Warrants, and one Series B Warrant, through Aegis Capital Corp. serving as underwriter (in its capacity as such, the “Underwriter”). The Common Units were sold at a price of $0.20 per unit and the August 2024 Pre-Funded Warrants were sold at a price of $0.199 per unit (pre-Reverse Stock Split).

In addition, we granted the Underwriter a 45-day option to purchase additional shares of Common Stock and/or August 2024 Pre-Funded Warrants and/or Series A Warrants and/or Series B Warrants, representing up to 15% of the number of the respective securities sold in the August 2024 Public Offering, solely to cover over-allotments, if any. The Underwriter partially exercised its over-allotment option with respect to 15,000,000 Series A Warrants and 7,500,000 Series B Warrants (pre-Reverse Stock Split).

The August 2024 Pre-Funded Warrants were immediately exercisable at an exercise price of $0.001 per share (pre-Reverse Stock Split) and could be exercised at any time until exercised in full. All August 2024 Pre-Funded Warrants have been exercised.

Each Series A Warrant is exercisable at any time or times beginning on September 30, 2024, which was the first trading day following our notice to the Series A Warrant holders of stockholder approval received at the 2024 Annual Meeting, and will expire five years from such date. Each Series A Warrant was initially exercisable at an exercise price of $24.00 per share of common stock (post-Reverse Stock Split). The exercise price of the Series A Warrants was subject to reduction on the 11th trading day after the stockholder approval to the greater of the lowest daily volume weighted average price (“VWAP”) during the ten-trading-day period following the stockholder approval and the floor price of $5.206 (representing 20% of the lower of our Common Stock’s closing price on Nasdaq on the date that we priced the August 2024 Public Offering, post-Reverse Stock Split) or our Common Stock’s average closing price on Nasdaq for the five trading days ending on such date (such lower price, without giving effect to such 20% reduction, the “Nasdaq Minimum Price”), and the number of shares issuable upon exercise would be proportionately adjusted such that the aggregate exercise price would remain unchanged. As of September 30, 2024, there would have been 5,301,592 shares of Common Stock (post-Reverse Stock Split and assuming the Adjustment had occurred on September 30, 2024) issuable upon exercise of the Series A Warrants as of that date. Subsequent to September 30, 2024, the exercise price under the Series A Warrants was reduced to the floor price of $5.206 (representing 20% of the Nasdaq Minimum Price, post-Reverse Stock Split), beginning on October 14, 2024, the 11th trading day following stockholder approval. As of December 31, 2024, 14,900 shares of Common Stock have been issued upon exercise of Series A Warrants and 5,286,692 shares of Common Stock remain issuable upon exercise of Series A Warrants.

Each Series B Warrant was exercisable immediately upon issuance at an exercise price of $0.10 per share (post-Reverse Stock Split). The number of shares of Common Stock issuable under the Series B Warrants were subject to adjustment using a reset price based on the weighted average price of common stock over a rolling five-trading-day period between the issuance date of the Class B Warrants and the close of trading on the tenth trading day following stockholder approval, subject to certain floor prices. As of September 30, 2024, 342,588 shares of Common Stock (post-Reverse Stock Split) had been issued upon exercise of Series B Warrants and there were 1,032,198 shares of Common Stock (post-Reverse Stock Split) issuable upon exercise of Series B Warrants based on the reset price of $5.45 (representing the lowest arithmetic average of the daily VWAP during the five-trading-day period from September 12, 2024 through September 18, 2024). Effective October 8, 2024, after market close, the Reverse Stock Split occurred and as of December 31, 2024, 87,384 shares of Common Stock remain issuable upon exercise of Series B Warrants using the reset price, which was reduced to the floor price of $5.206 (representing 20% of the Nasdaq Minimum Price (post-Reverse Stock Split and post-Adjustment).

Corporate Information

Expion360 was initially organized as a limited liability company under the name “Yozamp Products Company, LLC” in the State of Oregon on June 16, 2016, and converted to a Nevada corporation under its current name pursuant to articles of conversion dated as of November 16, 2021. Our principal executive offices are located at 2025 SW Deerhound Ave., Redmond, Oregon 97756 and our phone number is (541) 797-6714. Our principal website is expion360.com. The information contained on, or that can be accessed through, our website is not a part of this prospectus or the Registration Statement of which it forms a part. The inclusion of our website address in this prospectus is an inactive textual reference only. Investors should not rely on any such information in deciding whether to purchase our Common Stock.

The Offering

Common Stock outstanding prior to this offering	2,096,082 shares of Common Stock.

Common Stock offered by us Offering price per share	474,193 shares $2.48

Pre-Funded Warrants offered by us	Pre-Funded Warrants to purchase up to 574,193 shares of Common Stock at an offering price of $2.479 per share, which is the price per share of Common Stock sold in this offering, minus $0.001. The exercise price of each Pre-Funded Warrant is $0.001 per share. Each Pre-Funded Warrant is immediately exercisable and may be exercised at any time until exercised in full. There is no expiration date for the Pre-Funded Warrants. To better understand the terms of the Pre-Funded Warrants, you should carefully read the “Description of Securities We Are Offering” section of this prospectus supplement. This prospectus supplement also relates to the offering of shares of common stock issuable upon exercise of the Pre-Funded Warrants.

Common Stock to be outstanding after this offering	3,144,468 shares of Common Stock, assuming exercise in full of all Pre-Funded Warrants and excluding shares of Common Stock issuable upon exercise of the Unregistered Warrants.

Warrant Private Placement	In the Warrant Private Placement we are offering to the investors Unregistered Warrants to purchase up to 1,048,386 Unregistered Warrant Shares. The Unregistered Securities are not currently being registered under the Securities Act and are not offered pursuant to this prospectus supplement and the accompanying base prospectus, and are being offered pursuant to an exemption from the registration requirements of the Securities Act provided in Section 4(a)(2) of the Securities Act and Rule 506 promulgated thereunder. The Unregistered Warrants are exercisable immediately, will expire five years from the date of issuance, and have an exercise price of $2.36 per Unregistered Warrant Share. See “Warrant Private Placement” on page S-16 of this prospectus supplement for a more complete description of the Unregistered Securities.

Use of proceeds	We estimate that the net proceeds of this offering, after deducting placement agent fees and estimated offering expenses, will be approximately $2.2 million, assuming the exercise in full of all Pre-Funded Warrants offered hereby. We intend to use any proceeds from the offering for working capital and other general corporate purposes. We also intend to use approximately $500,000 of the net proceeds from the offering to satisfy a portion of certain amounts owed to the holders of the Series A Warrants pursuant to the terms thereof. For additional information, refer to the section entitled “Use of Proceeds” beginning on page S-12 of this prospectus supplement.

Risk factors	Investing in our Common Stock involves a high degree of risk. You should carefully consider the information set forth in the section entitled “Risk Factors” beginning on page S-9 of this prospectus supplement and beginning on page 7 of the accompanying base prospectus, for a discussion of information that should be considered in connection with an investment in our Common Stock.

Nasdaq symbol	Our Common Stock is listed on Nasdaq under the symbol “XPON.” We do not intend to apply for the listing of the Pre-Funded Warrants on any national securities exchange or other trading system. Without an active trading market, the liquidity of the Pre-Funded Warrants will be limited.

The number of shares of Common Stock that will be outstanding is based on the 2,096,082 shares outstanding as of December 31, 2024, and excludes, unless otherwise noted:

●	5,286,692 shares of Common Stock issuable upon the exercise of Series A Warrants to purchase Common Stock outstanding as of December 31, 2024, at an exercise price of $5.206 per share;

●	87,384 shares of Common Stock issuable upon the exercise of Series B Warrants to purchase Common Stock outstanding as of December 31, 2024, at an exercise price of $0.10 per share;

●	5,149 shares of Common Stock issuable upon the exercise of warrants to purchase Common Stock outstanding as of December 31, 2024, at an exercise price of $332.00 per share;

●	891 shares of Common Stock issuable upon the exercise of options outstanding as of December 31, 2024, at an exercise price of $450.00 per share;

●	250 shares of Common Stock issuable upon the exercise of warrants to purchase Common Stock outstanding as of December 31, 2024, at an exercise price of $500.00 per share;

●	599 shares of Common Stock issuable upon the exercise of warrants to purchase Common Stock outstanding as of December 31, 2024, at an exercise price of $910.00 per share;

●	11,430 shares of Common Stock issuable upon the exercise of equity incentive awards outstanding under our 2021 Incentive Award Plan as of December 31, 2024;

●	5,879 shares of Common Stock available for future issuance under our 2021 Incentive Award Plan as of December 31, 2024;

●	any shares of Common Stock available for future issuance under our 2021 Incentive Award Plan, which will continue to increase in future years pursuant to the plan’s evergreen provision;

●	25,000 shares of Common Stock available for future issuance under our 2021 Employee Stock Purchase Plan as of December 31, 2024;

●	any shares of our Common Stock issuable upon the exercise of Unregistered Warrants being issued to the investors in the Warrant Private Placement; and

●	any additional shares of Common Stock we may issue from time to time after January 3, 2025.

Unless otherwise indicated, all information in this prospectus assumes no exercise of outstanding options or warrants, and no conversion of convertible notes.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus supplement, the accompanying base prospectus, and the documents incorporated by reference herein and therein, contain “forward-looking statements” within the meaning of the federal securities laws, which statements are subject to considerable risks and uncertainties. These forward-looking statements are intended to qualify for the safe harbor from liability established by the Private Securities Litigation Reform Act of 1995. All statements included or incorporated by reference in this prospectus, other than statements of historical fact, are forward-looking statements. You can identify forward-looking statements by the use of words such as “anticipate,” “believe,” “continue” “could,” “expect,” “intend,” “may,” “will,” or the negative of such terms, or other comparable terminology. Forward-looking statements also include the assumptions underlying or relating to such statements. In particular, forward-looking statements included or incorporated by reference in this prospectus relate to, among other things, our future or assumed financial condition, results of operations, liquidity, business forecasts and plans, strategic plans and objectives, and competitive environment. We caution you that the foregoing list may not include all of the forward-looking statements made in this prospectus.

Our forward-looking statements are based on our management’s current assumptions and expectations about future events and trends, which affect or may affect our business, strategy, operations or financial performance. Although we believe that these forward-looking statements are based upon reasonable assumptions, they are subject to numerous known and unknown risks and uncertainties and are made in light of information currently available to us. Our actual financial condition and results could differ materially from those anticipated in these forward-looking statements as a result of various factors, including those set forth in the section entitled “Risk Factors” beginning on page S-9 of this prospectus supplement, beginning on page 7 of the accompanying base prospectus, as well as in the other reports we file with the SEC. You should read this prospectus with the understanding that our actual future results may be materially different from and worse than what we expect.

Moreover, we operate in an evolving environment. New risk factors and uncertainties emerge from time to time and it is not possible for our management to predict all risk factors and uncertainties, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements.

Forward-looking statements speak only as of the date they were made, and, except to the extent required by law or the Nasdaq listing rules, we undertake no obligation to update or review any forward-looking statement because of new information, future events or other factors.

We qualify all of our forward-looking statements by these cautionary statements.

RISK FACTORS

An investment in our Common Stock involves a high degree of risk. Before deciding whether to invest in our Common Stock, you should consider carefully the risks described below, as well as the risk factors contained in our most recent Annual Report on Form 10-K and Quarterly Reports on Form 10-Q, together with the other information contained in this prospectus supplement, in the accompanying base prospectus, and in the information and documents incorporated by reference herein and therein. If any of these risks actually occurs, our business, financial condition, results of operations and liquidity could be materially adversely impacted. This could cause the trading price of our Common Stock to decline, resulting in a loss of all or part of your investment.

Risks Related to The Offering

We have broad discretion in the use of the net proceeds from the offering and may not use them effectively.

Our management will have broad discretion in the application of the net proceeds from the offering and could spend the proceeds in ways that do not improve our results of operations or enhance the value of our Common Stock. We currently intend to use the net proceeds for working capital and general corporate purposes. We also intend to use approximately $500,000 of the net proceeds from the offering to satisfy a portion of certain amounts owed to the holders of the Series A Warrants, which will limit the amount of net proceeds available for other purposes. The failure by our management to apply these funds effectively could result in financial losses, and these financial losses could have a material adverse effect on our business, cause the price of our Common Stock to decline and delay the development of our products. We may invest the net proceeds from the offering, pending their use, in a manner that does not produce income or that loses value

If you purchase our securities in this offering, you may experience future dilution as a result of future equity offerings or other equity issuances.

We may be required to raise additional capital in the future to fund the growth and operation of our business. In order to raise additional capital, we may in the future offer additional shares of our Common Stock or other securities convertible into or exchangeable for our Common Stock at prices that may not be the same as the price per share as prior issuances of Common Stock. We may not be able to sell shares of our Common Stock or other securities in any other offering at a price per share that is equal to or greater than the price per share previously paid by investors, and investors purchasing shares or other securities in the future could have rights superior to existing stockholders. The price per share at which we sell additional shares of our Common Stock or securities convertible into Common Stock in future transactions may be higher or lower than the prices per share previously paid. You will incur dilution upon exercise of any outstanding stock options, warrants or upon the issuance of shares of Common Stock under our stock incentive programs. In addition, the issuance of the securities in this offering, and any future sales of a substantial number of shares of our Common Stock in the public market, or the perception that such sales may occur, could adversely affect the price of our Common Stock. We cannot predict the effect, if any, that market sales of such shares of Common Stock or the availability of such shares for sale will have on the market price of our Common Stock.

There is no public market for the Pre-Funded Warrants sold in this offering.

There is no established public trading market for the Pre-Funded Warrants being offered and sold in this offering. We will not list the Pre-Funded Warrants on any securities exchange or nationally recognized trading system, including Nasdaq. Therefore, we do not expect a market to ever develop for the Pre-Funded Warrants. Without an active market, the liquidity of the Pre-Funded Warrants will be limited.

The Pre-Funded Warrants are speculative in nature. Holders of the Pre-Funded Warrants offered hereby will have no rights as common stockholders with respect to the shares our Common Stock underlying such warrants until such holders exercise their warrants and acquire our Common Stock, except as otherwise provided in the Pre-Funded Warrants.

The Pre-Funded Warrants do not confer any rights of Common Stock ownership on their holders, such as voting rights or the right to receive dividends, but merely represent the right to acquire shares of Common Stock at a fixed price. Commencing on the date of issuance, holders of the Pre-Funded Warrants may exercise their right to acquire the underlying shares of Common Stock and pay the respective stated warrant exercise price per share.

Until holders of the Pre-Funded Warrants acquire shares of our Common Stock upon exercise thereof, such holders will have no rights with respect to shares of our Common Stock, except as provided in the Pre-Funded Warrants. Upon exercise of the Pre-Funded Warrants, such holders will be entitled to the rights of a common stockholder only as to matters for which the record date occurs after the exercise date.

We have never declared dividends on our Common Stock and have no intention to declare dividends in the foreseeable future.

We have never declared or paid any dividends on our Common Stock and do not anticipate that we will pay any dividends to holders of our Common Stock in the foreseeable future. We intend to use any excess cash for the development, operation and expansion of our business. The decision to pay cash dividends on our Common Stock rests with our board of directors and will depend on a number of factors, including our financial condition, results of operations and capital requirements.

This offering may cause the trading price of our shares of Common Stock to decrease.

The price per share, together with the number of shares of Common Stock we propose to issue and ultimately will issue if this offering is completed, may result in an immediate decrease in the market price of our shares. This decrease may continue after the completion of this offering.

Future sales and issuances of our Common Stock in the public market might result in significant dilution and could cause the price of our Common Stock to fall.

Sales of a substantial number of shares of our Common Stock in the public market, or the perception that these sales might occur, could depress the market price of our Common Stock and could impair our ability to raise capital through the sale of additional equity securities. As of December 31, 2024, we had 2,096,082 shares of Common Stock outstanding, all of which shares were, and continue to be, eligible for sale in the public market, subject in some cases to compliance with the requirements of Rule 144, including the volume limitations and manner of sale requirements. In addition, all of the Securities offered under this prospectus will be freely tradable without restriction or further registration upon issuance.

Dividend Policy

We have never declared or paid any dividends on our Common Stock and do not anticipate that we will pay any dividends to holders of our Common Stock in the foreseeable future. Instead, we currently plan to retain any earnings to finance the growth of our business. Any future determination relating to dividend policy will be made at the discretion of our board of directors and will depend on our financial condition, results of operations, and capital requirements, as well as other factors deemed relevant by our board of directors.

USE OF PROCEEDS

We estimate the net proceeds we will receive from this offering will be approximately $2.2 million, after deducting the estimated placement agent fees and offering expenses payable by us, and assuming exercise in full of the Pre-Funded Warrants. This estimate excludes the proceeds, if any, from the exercise of Unregistered Warrants being issued in the Warrant Private Placement. We intend to use the net proceeds from the offering for working capital and other general corporate purposes. We also intend to use approximately $500,000 of the net proceeds from the offering to satisfy a portion of certain amounts owed to the holders of the Series A Warrants, which will limit the amount of net proceeds available for other purposes.

This expected use of net proceeds from this offering represents our intentions based upon our current plans and business conditions, which could change in the future as our plans and business conditions evolve. Our management will have broad discretion in the application of the net proceeds from this offering and could use them for purposes other than those contemplated at the time of this offering. Our stockholders may not agree with the manner in which our management chooses to allocate and spend the net proceeds. Moreover, our management may use the net proceeds for corporate purposes that may not result in our being profitable or that increases our market value.

Pending our use of the net proceeds from this offering, we intend to invest the net proceeds in a variety of capital preservation investments, including short-term, investment-grade, interest-bearing instruments and U.S. government securities.

DILUTION

If you invest in our Common Stock in this offering, your ownership interest will be immediately diluted to the extent of the difference between the offering price per share of our Common Stock and the “as adjusted” pro forma net tangible book value per share of our Common Stock upon the closing of this offering.

Net tangible book value per share of our common stock is determined by subtracting our total liabilities from the amount of our total tangible assets (total assets less intangible assets) and then dividing the difference by the number of shares of our Common Stock deemed to be outstanding.

As of September 30, 2024, we had total liabilities of approximately $7.6 million and total tangible assets of approximately $10.1 million, and 918,724 shares of Common Stock outstanding (on a post-Reverse Stock Split basis). However, subsequent to September 30, 2024, the following events occurred which, in the aggregate, resulted in material changes to our capitalization:

●	effective as of October 8, 2024, we effected the 1-for-100 Reverse Stock Split of our Common Stock;

●	as of December 31, 2024, an aggregate of 14,900 shares of Common Stock had been issued upon exercise of the Series A Warrants issued in the August 2024 Public Offering; and

●	as of December 31, 2024, an aggregate of 951,970 shares of Common Stock had been issued upon exercise of the Series B Warrants issued in the August 2024 Public Offering.

To capture the capitalization changes described above, we are illustrating the dilution per share to investors participating in this offering and presenting our net tangible book value per share of Common Stock as of September 30, 2024 on an “as adjusted” basis based on the 2,096,082 shares of Common Stock outstanding as of December 31, 2024 rather than the 918,724 shares outstanding as of September 30, 2024. Accordingly, as of September 30, 2024, we had an “as adjusted” net tangible book value of $1.214 per share of Common Stock.

Dilution per share represents the difference between the assumed offering price per share of our Common Stock and the as adjusted pro forma net tangible book value per share of our Common Stock included in this offering after giving effect to this offering. Any sale of our Common Stock in this offering at a price per share greater than the net tangible book value per share will result in (after giving effect to estimated offering expenses payable by us) an increase in our pro forma net tangible book value per share of Common Stock with respect to our existing stockholders and an immediate dilution in net tangible book value per share of Common Stock to investors in this offering.

After giving effect to the sale of 474,193 shares of Common Stock in this offering at an offering price of $2.48 per share, and assuming exercise in full of the Pre-Funded Warrants resulting in the issuance of 574,193 shares of Common Stock, and after deducting estimated placement agent fees and estimated offering expenses payable by us, our pro forma net tangible book value as of September 30, 2024 would have been approximately $4.7 million, and our “as adjusted” pro forma net tangible book value per share would have been $1.506. This represents an immediate increase in “as adjusted” pro forma net tangible book value of $0.697 per share to our existing stockholders and an immediate dilution in “as adjusted” pro forma net tangible book value of $0.974 per share to investors participating in this offering. The following table illustrates this dilution per share to investors participating in this offering:

Offering price per share		$2.48
“As adjusted” net tangible book value per share as of September 30, 2024	$1.214
Increase in “as adjusted” pro forma net tangible book value per share attributable this offering	0.697
“As adjusted” pro forma net tangible book value per share after giving effect to this offering		1.506
Dilution per share to investors purchasing Securities in this offering		$0.974

The number of shares of Common Stock that will be outstanding is based on the 2,096,082 shares outstanding as of December 31, 2024, and excludes, unless otherwise noted:

●	5,286,692 shares of Common Stock issuable upon the exercise of Series A Warrants to purchase Common Stock outstanding as of December 31, 2024, at an exercise price of $5.206 per share;

●	87,384 shares of Common Stock issuable upon the exercise of Series B Warrants to purchase Common Stock outstanding as of December 31, 2024, at an exercise price of $0.10 per share;

●	5,149 shares of Common Stock issuable upon the exercise of warrants to purchase Common Stock outstanding as of December 31, 2024, at an exercise price of $332.00 per share;

●	891 shares of Common Stock issuable upon the exercise of options outstanding as of December 31, 2024, at an exercise price of $450.00 per share;

●	250 shares of Common Stock issuable upon the exercise of warrants to purchase Common Stock outstanding as of December 31, 2024, at an exercise price of $500.00 per share;

●	599 shares of Common Stock issuable upon the exercise of warrants to purchase Common Stock outstanding as of December 31, 2024, at an exercise price of $910.00 per share;

●	11,430 shares of Common Stock issuable upon the exercise of equity incentive awards outstanding under our 2021 Incentive Award Plan as of December 31, 2024;

●	5,879 shares of Common Stock available for future issuance under our 2021 Incentive Award Plan as of December 31, 2024;

●	any shares of Common Stock available for future issuance under our 2021 Incentive Award Plan, which will continue to increase in future years pursuant to the plan’s evergreen provision;

●	25,000 shares of Common Stock available for future issuance under our 2021 Employee Stock Purchase Plan as of December 31, 2024;

●	any shares of our Common Stock issuable upon the exercise of Unregistered Warrants being issued to the investors in the Warrant Private Placement; and

●	any additional shares of Common Stock we may issue from time to time after January 3, 2025.

Unless otherwise indicated, all information in this prospectus assumes no exercise of outstanding options or warrants, and no conversion of convertible notes.

To the extent that outstanding options or warrants are exercised, or restricted stock awards are settled, you may experience further dilution. In addition, we may choose to raise additional capital due to market conditions or strategic considerations even if we believe we have sufficient funds for our current or future operating plans. To the extent that additional capital is raised through the sale of equity or convertible debt securities, the issuance of these securities could result in further dilution to our stockholders.

DESCRIPTION OF SECURITIES WE ARE OFFERING

We are offering pursuant to this prospectus 474,193 shares of our Common Stock, and Pre-Funded Warrants to purchase up to 574,193 shares of our Common Stock.

Common Stock

The offering price of each share of Common Stock is $2.48. The material characteristics of our Common Stock are described in the section entitled “Description of Capital Stock” in the accompanying base prospectus.

Pre-Funded Warrants

The following summary of certain terms and provisions of the Pre-Funded Warrants that are being offered hereby is not complete and is subject to, and qualified in its entirety by the provisions of, the Pre-Funded Warrants. Prospective investors should carefully review the terms and provisions of the form of Pre-Funded Warrant for a complete description of the terms and conditions of the Pre-Funded Warrants.

The term “Pre-Funded” refers to the fact that the purchase price of our Common Stock in this offering includes almost the entire exercise price that will be paid under the Pre-Funded Warrants, except for a nominal remaining exercise price of $0.001. The purpose of the Pre-Funded Warrants is to enable investors that may have restrictions on their ability to beneficially own more than 4.99% (or, upon election of the holder, 9.99%) of our outstanding shares of Common Stock following the consummation of this offering the opportunity to make an investment in the Company without triggering their ownership restrictions, by receiving Pre-Funded Warrants in lieu of our Common Stock which would result in such ownership of more than 4.99% (or 9.99%), and receive the ability to exercise their option to purchase the shares underlying the Pre-Funded Warrants at such nominal price at a later date.

Duration. The Pre-Funded Warrants offered hereby entitle the holders thereof to purchase our shares of Common Stock at a nominal exercise price of $0.001 per share, commencing immediately on the date of issuance. There is no expiration date for the Pre-Funded Warrants.

Exercise Limitation. A holder will not have the right to exercise any portion of the Pre-Funded Warrants if the holder (together with its affiliates) would beneficially own in excess of 4.99% of the number of our shares of Common Stock outstanding immediately after giving effect to the exercise, as such percentage ownership is determined in accordance with the terms of the Pre-Funded Warrants. However, any holder may increase or decrease such percentage to any other percentage not in excess of 9.99%, provided that any increase in such percentage shall not be effective until 61 days following notice from the holder to us. It is the responsibility of the holder to determine whether any exercise would exceed the exercise limitation.

Exercise Price. The Pre-Funded Warrants will have an exercise price of $0.001 per share. The exercise price is subject to appropriate adjustment in the event of certain stock dividends and distributions, stock splits, stock combinations, reclassifications or similar events affecting our Common Stock and also upon any distributions of assets, including cash, stock or other property to our stockholders. The holder may elect to exercise the Pre-Funded Warrants through a cashless exercise, in which case the holder would receive upon such exercise the net number of shares of Common Stock determined according to the formula set forth in the Pre-Funded Warrants.

Transferability. Subject to applicable laws, the Pre-Funded Warrants may be offered for sale, sold, transferred or assigned without our consent.

Absence of Trading Market. There is no established trading market for the Pre-Funded Warrants and we do not expect a market to develop. In addition, we do not intend to apply for the listing of the Pre-Funded Warrants on any national securities exchange or other trading market. Without an active trading market, the liquidity of the Pre-Funded Warrants will be limited.

Fundamental Transactions. In the event of a fundamental transaction, generally including any reorganization, recapitalization or reclassification of our Common Stock, the sale, transfer or other disposition of all or substantially all of our properties or assets, our consolidation, merger, amalgamation or arrangement with or into another person, the acquisition of more than 50% of our outstanding Common Stock, or any person or group becoming the beneficial owner of 50% of the voting power represented by our outstanding Common Stock, the holder will have the right to receive, for each share of Common Stock that would have been issuable upon such exercise immediately prior to the occurrence of such fundamental transaction, the number of shares of the successor or acquiring corporation or of us if we are the surviving corporation, and any additional consideration receivable as a result of such fundamental transaction by a holder of the number of shares for which the Pre-Funded Warrant was exercisable immediately prior to such fundamental transaction.

No Rights as a Stockholder. Except as otherwise provided in the Pre-Funded Warrants or by virtue of such holder’s ownership of our shares of Common Stock, the holder of Pre-Funded Warrants does not have the rights or privileges of a holder of our Common Stock, including any voting rights, until the holder exercises the Pre-Funded Warrant.

Transfer Agent and Registrar

The transfer agent and registrar for our Common Stock is Pacific Stock Transfer Company. Pacific Stock Transfer Company’s address is 6725 Via Austi Pkwy, Suite 300, Las Vegas, Nevada 89119 and telephone number is (800) 785-7782.

WARRANT PRIVATE PLACEMENT

In the Warrant Private Placement closing concurrently with the offering, we are selling Unregistered Warrants to purchase up to 1,048,386 shares of our Common Stock. For each share of our Common Stock sold in this offering, an accompanying Unregistered Warrant will be issued to the investor thereof. Each Unregistered Warrant will be exercisable for one share of our Common Stock at an exercise price of $2.36 per share, will be immediately exercisable, and will have a term of exercise equal to five years from the date of issuance.

The Unregistered Warrants and Unregistered Warrant Shares issuable upon the exercise of the Unregistered Warrants are not currently being registered under the Securities Act, nor are they being offered pursuant to this prospectus supplement and accompanying prospectus. The Unregistered Warrants and Unregistered Warrant Shares are being offered pursuant to the exemption provided in Section 4(a)(2) of the Securities Act and Rule 506 promulgated thereunder.

Accordingly, the investors in the Warrant Private Placement may exercise the Unregistered Warrants and sell the Unregistered Warrant Shares issuable upon the exercise of such security only pursuant to an effective registration statement under the Securities Act covering the resale of those shares, an exemption under Rule 144 under the Securities Act or another applicable exemption under the Securities Act or, if and only if there is no effective registration statement registering the resale of the Unregistered Warrant Shares, or no current prospectus available for such shares, the investors may exercise the Unregistered Warrants by means of a “cashless exercise.” We have entered into a registration rights agreement with the investors in this offering pursuant to which we have agreed to file a registration statement covering the resale of the Unregistered Warrant Shares (the “Resale Registration Statement”) within 15 calendar days of the closing of this offering.

If, at the time a holder exercises its Unregistered Warrants, a registration statement registering the Unregistered Warrant Shares under the Securities Act is not then effective or available for the resale of such shares, then in lieu of making the cash payment otherwise contemplated to be made to us upon such exercise in payment of the aggregate exercise price, the holder may elect instead to receive upon such exercise (either in whole or in part) the net number of shares of common stock determined according to a formula set forth in the Unregistered Warrants. No fractional shares will be issued upon the exercise of the Unregistered Warrants. We will, at our election, either pay a cash adjustment in respect of any such final fraction in an amount equal to such fraction multiplied by the exercise price or round up to the next whole share.

We may not effect the exercise of any Unregistered Warrant, and a holder will not have the right to exercise any portion of any Unregistered Warrant if, upon giving effect to such exercise, the aggregate number of shares of our common stock beneficially owned by the holder (together with its affiliates) would exceed 4.99% (or 9.99%, as elected by the holder), of the number of shares of our common stock outstanding immediately after giving effect to the exercise, as such percentage ownership is determined in accordance with the terms of such warrant, which percentage may be increased at the holder’s election upon 61 days’ notice to us subject to the terms of such warrants, provided that such percentage may in no event exceed 9.99% (or 19.99%, as elected by the holder).

In certain circumstances, upon a fundamental transaction (as described in the Unregistered Warrants, and generally including any reclassification, reorganization or recapitalization of our common stock; the sale, lease, license, assignment, conveyance, transfer or other disposition of all or substantially all of our assets; our consolidation or merger with or into another person in which we are not the surviving entity, the acquisition of more than 50% of our outstanding common stock; or any person or group becoming the beneficial owner of 50% of the voting power of our outstanding common stock and in connection with such transaction our common stock is converted into or exchanged for other securities, cash or property), the holders of Unregistered Warrants will be entitled to receive upon exercise of the Unregistered Warrants the kind and amount of securities, cash or other property that the holders would have received had they exercised the Unregistered Warrants immediately prior to such fundamental transaction.

Except as otherwise provided in the Unregistered Warrants or by virtue of such holder’s ownership of shares of our common stock, the holders of the Unregistered Warrants do not have the rights or privileges of holders of our common stock, including any voting rights, until they exercise their Unregistered Warrants, as applicable.

The Unregistered Warrants are not and will not be listed for trading on any national securities exchange or any other nationally recognized trading system.

PLAN OF DISTRIBUTION

We have engaged Aegis Capital Corp. to act as our sole placement agent to solicit offers to purchase the Securities offered by this prospectus supplement and the accompanying base prospectus. Under the terms of a placement agent agreement, dated January 2, 2025, between us and the placement agent, the placement agent is not purchasing or selling any Securities offered by this prospectus supplement, nor is it required to arrange for the purchase and sale of any specific number or dollar amount of the Securities offered, but only to use its best efforts to arrange for the sale of the Securities by us. The terms of this offering were subject to market conditions and negotiations between us and the prospective investors. In connection with the offering, we have entered into a securities purchase agreement directly with the investors who have agreed to purchase our securities in this offering. We will only sell Securities in this offering to such investors. The securities purchase agreement includes representations and warranties by us and each investor. The public offering price of the Securities in this offering has been determined based upon arm’s-length negotiations between the investors and us. Our obligation to issue and sell the securities to the investors was subject to the closing conditions set forth in the securities purchase agreement, including the absence of any material adverse change in our business and the receipt of certain opinions, letters and certificates from us or our counsel, which may be waived by the respective parties. All of the securities were sold at the offering price specified in this prospectus and at a single closing.

The Securities being offered pursuant to this prospectus are being bought by certain accredited investors pursuant to the securities purchase agreement, with Aegis Capital Corp. acting as the sole placement agent in connection with this offering.

Delivery of the Securities offered hereby occurred on January 3, 2025.

Fees and Expenses

We have agreed to pay the placement agent an aggregate cash placement fee equal to 8.0% of the aggregate gross proceeds from the offering. The following table shows the per share and total cash fee we have paid to the placement agent in connection with the sale of our Securities offered pursuant to this prospectus supplement and the accompanying base prospectus:

	Per Share	Per Pre-Funded Warrant	Total
Offering price	$2.48	$2.479	$2,599,423(1)
Placement agent fees (8.0%)(2)	$0.198	$0.198	$207,954
Proceeds, before expenses, to us(3)	$2.282	$2.281	$2,391,469

(1)	Assumes no exercise of the Pre-Funded Warrants.
(2)	In addition, we have agreed to reimburse the placement agent for certain out-of-pocket expenses, described below.
(3)	The amount of the offering proceeds to us presented in this table does not take into account any proceeds from the exercise of any of the Unregistered Warrants being issued in the Warrant Private Placement.

We have also agreed to reimburse the placement agent for certain of its out-of-pocket expenses, including $75,000 in legal fees.

We estimate the total expenses payable by us in connection with this offering, other than the placement agent fees and expenses referred to above, will be approximately $125,000. We will pay all of our expenses in connection with the registration, offering, and issuance of the shares of our Securities pursuant to the securities purchase agreement.

Nasdaq Listing

Our Common Stock is listed on Nasdaq under the symbol “XPON.” On January 2, 2025, the last reported sale price of our Common Stock on Nasdaq was $2.00 per share.

There is no established public trading market for the Pre-Funded Warrants, and we do not plan on making an application to list the Pre-Funded Warrants on Nasdaq, any national securities exchange or other nationally recognized trading system. We will act as the registrar and transfer agent for the Pre-Funded Warrants.

Indemnification

We have agreed to indemnify the placement agent and its affiliates and each controlling person against any losses, claims, damages, judgments, assessments, costs, and other liabilities, as the same are incurred (including the reasonable fees and expenses of counsel), relating to or arising out of the offering, undertaken in good faith.

Lock-Up Agreements

Pursuant to certain “lock-up” agreements, our executive officers, directors and holders of at least 10% of our Common Stock and securities exercisable for or convertible into Common Stock outstanding immediately upon the closing of this offering, have agreed, subject to certain exceptions, not to offer, sell, assign, transfer, pledge, contract to sell, or otherwise dispose of or announce the intention to otherwise dispose of, or enter into any swap, hedge or similar agreement or arrangement that transfers, in whole or in part, the economic risk of ownership of, directly or indirectly, engage in any short selling of any shares of Common Stock or securities convertible into or exchangeable or exercisable for any shares of Common Stock, whether currently owned or subsequently acquired, without the prior written consent of the placement agent, for a period ending 90 days after the later of the closing of this offering or the effectiveness of the Resale Registration Statement.

The placement agent, in its sole discretion, may release our Common Stock and other securities subject to the lock-up agreements described above in whole or in part at any time. When determining whether or not to release Common Stock and other securities from lock-up agreements, the placement agent will consider, among other factors, the holder’s reasons for requesting the release, the number of shares of Common Stock and other securities for which the release is being requested and market conditions at the time.

Company Standstill

We have agreed, for a period ending 90 days after the later of the closing of this offering or the effectiveness of the Resale Registration Statement (the “Standstill Period”), that without the prior written consent of the placement agent, we will not (a) offer, sell, issue, or otherwise transfer or dispose of, directly or indirectly, any equity of our Company or any securities convertible into or exercisable or exchangeable for equity of our Company; (b) file or caused to be filed any registration statement with the SEC relating to the offering of any equity of our Company or any securities convertible into or exercisable or exchangeable for equity of our Company; or (c) enter into any agreement or announce the intention to effect any of the actions described in subsections (a) or (b) hereof (all of such matters, the “Standstill Restrictions”). So long as none of such equity securities shall be saleable in the public market until the expiration of the Standstill Period, the following matters shall not be prohibited by the Standstill Restrictions: (i) the adoption of an equity incentive plan and the grant of awards or equity pursuant to any equity incentive plan, and the filing of a registration statement on Form S-8; (ii) securities issued pursuant to agreements, options, restricted share units or convertible securities existing as of the date hereof provided the terms are not modified; and (iii) securities issued pursuant to acquisitions or strategic transactions (whether by merger, consolidation, purchase of equity, purchase of assets, reorganization or otherwise) approved by a majority of the disinterested directors of our Company, provided that such securities are issued as “restricted securities” (as defined in Rule 144) and carry no registration rights that require or permit the filing of any registration statement in connection therewith during the Standstill Period, and provided that any such issuance shall only be to a person or entity (or to the equityholders of an entity) which is, itself or through its subsidiaries, an operating company or an owner of an asset in a business synergistic with the business of our Company and shall provide to our Company additional benefits in addition to the investment of funds, but shall not include a transaction in which our Company is issuing securities primarily for the purpose of raising capital or to an entity whose primary business is investing in securities. In no event should any equity transaction during the Standstill Period result in the sale of equity at an offering price to investors less than that of this offering.

Right of First Refusal

If, between the period beginning on the closing of this offering and ending on August 6, 2026, we or any of our subsidiaries (a) decides to finance or refinance any indebtedness, the placement agent (or any affiliate designated by the placement agent) shall have the right to act as sole book-runner, sole manager, sole placement agent or sole agent with respect to such financing or refinancing; or (b) decides to raise funds by means of a public offering (including at-the-market facility) or a private placement or any other capital raising financing of equity, equity-linked or debt securities, the placement agent (or any affiliate designated by the placement agent) shall have the right to act as sole book-running manager, sole underwriter or sole placement agent for such financing. If the placement agent or one of its affiliates decides to accept any such engagement, the agreement governing such engagement will contain, among other things, provisions for customary fees and terms for transactions of similar size and nature, including indemnification, which are appropriate to such a transaction. The foregoing rights of the placement agent and its affiliates are subject to any pre-existing obligations that we have and that have been previously identified to the placement agent.

Notwithstanding the foregoing, the decision to accept our engagement shall be made by the placement agent or one of its affiliates, by a written notice to us, within ten days of the receipt of our notification of financing needs, including a detailed term sheet. The placement agent’s determination of whether in any case to exercise its right of first refusal will be strictly limited to the terms on such term sheet, and any waiver of such right of first refusal shall apply only to such specific terms. If the placement agent waives its right of first refusal, any deviation from such terms shall void the waiver and require us to seek a new waiver from the right of first refusal.

Other Relationships

The placement agent and certain of its affiliates are full service financial institutions engaged in various activities, which may include securities sales and trading, commercial and investment banking, financial advisory, investment management, investment research, principal investment, hedging, market making, financing and brokerage activities and services. The placement agent and certain of its affiliates have, from time to time, performed, and may in the future perform, various commercial and investment banking and financial advisory services for us and our affiliates, for which they received or will receive customary fees and expenses. For example, the placement agent served as the Underwriter in connection with the August 2024 Public Offering. Pursuant to an underwriting agreement by and between us and the Underwriter in connection with the August 2024 Public Offering, we paid the Underwriter a total cash underwriting discount of $700,000, equal to 7% of gross proceeds received in the August 2024 Public Offering, reimbursement for Underwriter expenses of $100,000, equal to 1% of gross proceeds received, and reimbursement for road show, diligence, legal fees and disbursements of $100,000, equal to 1% of gross proceeds received, as well as $5,000 for investor counsel fee, totaling $905,000 in cash fees deducted from cash proceeds. The placement agent is also acting as the placement agent in the Warrant Private Placement. However, except as disclosed in this prospectus supplement, we have no present arrangements with the placement agent for any further services.

In the ordinary course of their various business activities, the placement agent and certain of its affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers, and such investment and securities activities may involve securities and/or instruments issued by us and our affiliates. If the placement agent or its affiliates have a lending relationship with us, they routinely hedge their credit exposure to us consistent with their customary risk management policies. The placement agent and its affiliates may hedge such exposure by entering into transactions that consist of either the purchase of credit default swaps or the creation of short positions in our securities or the securities of our affiliates, including potentially the Common Stock offered hereby. Any such short positions could adversely affect future trading prices of the Common Stock offered hereby. The placement agent and certain of its affiliates may also communicate independent investment recommendations, market color or trading ideas and/or publish or express independent research views in respect of such securities or instruments and may at any time hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

Determination of Offering Price

The public offering price of the securities we are offering was negotiated between us and the investors, in consultation with the placement agent based on the trading of our Common Stock prior to the offering, among other things. Other factors considered in determining the public offering price of the securities we are offering include our history and prospects, the stage of development of our business, our business plans for the future and the extent to which they have been implemented, an assessment of our management, general conditions of the securities markets at the time of the offering and such other factors as were deemed relevant.

Regulation M

The placement agent may be deemed to be an underwriter within the meaning of Section 2(a)(11) of the Securities Act, and any commissions received by it and any profit realized on the resale of the securities sold by it while acting as principal might be deemed to be underwriting discounts or commissions under the Securities Act. As an underwriter, the placement agent would be required to comply with the requirements of the Securities Act and the Exchange Act, including, without limitation, Rule 415(a)(4) under the Securities Act and Rule 10b-5 and Regulation M under the Exchange Act. These rules and regulations may limit the timing of purchases and sales of shares of Common Stock by the placement agent acting as principal. Under these rules and regulations, the placement agent:

•	may not engage in any stabilization activity in connection with our securities; and
•	may not bid for or purchase any of our securities or attempt to induce any person to purchase any of our securities, other than as permitted under the Exchange Act, until it has completed its participation in the distribution.

Potential Conflicts of Interest

The placement agent and its affiliates may, from time to time, engage in transactions with and perform services for us in the ordinary course of their business for which it may receive customary fees and reimbursement of expenses. In the ordinary course of its various business activities, the placement agent and its affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for its own accounts and for the accounts of its customers and such investment and securities activities may involve securities and/or instruments of our Company. The placement agent and is affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or instruments and may at any time hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

Electronic Distribution

This prospectus supplement may be made available in electronic format on websites or through other online services maintained by the placement agent or by an affiliate. Other than this prospectus, the information on the placement agent’s website and any information contained in any other website maintained by the placement agent is not part of this prospectus supplement and the accompanying base prospectus or the registration statement of which this prospectus supplement and the accompanying base prospectus forms a part, has not been approved and/or endorsed by us or the placement agent, and should not be relied upon by investors.

Offer Restrictions Outside the United States

Other than in the United States, no action has been taken by us or the placement agent that would permit a public offering of the securities offered by this prospectus in any jurisdiction where action for that purpose is required. The securities offered by this prospectus may not be offered or sold, directly or indirectly, nor may this prospectus or any other offering material or advertisements in connection with the offer and sale of any such securities be distributed or published in any jurisdiction, except under circumstances that will result in compliance with the applicable rules and regulations of that jurisdiction. Persons who come into possession of this prospectus are advised to inform themselves about and to observe any restrictions relating to the offering and the distribution of this prospectus. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any securities offered by this prospectus in any jurisdiction in which such an offer or a solicitation is unlawful.

MATERIAL UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS

The following discussion describes the material U.S. federal income tax consequences of the acquisition, ownership and disposition of shares of the Common Stock and Pre-Funded Warrants acquired in this offering. This discussion is based on the current provisions of the Internal Revenue Code of 1986, as amended (the “Code”), existing and proposed U.S. Treasury regulations promulgated thereunder, and administrative rulings and court decisions in effect as of the date hereof, all of which are subject to change at any time, possibly with retroactive effect. No ruling has been or will be sought from the Internal Revenue Service (the “IRS”) with respect to the matters discussed below, and there can be no assurance the IRS will not take a contrary position regarding the tax consequences of the acquisition, ownership or disposition of the Common Stock or Pre-Funded Warrants, or that any such contrary position would not be sustained by a court. Except as provided herein, this summary does not discuss the potential effects, whether adverse or beneficial, of any proposed legislation that, if enacted, could be applied on a retroactive or prospective basis.

We assume in this discussion that the shares of Common Stock and Pre-Funded Warrants will be held as capital assets (generally, property held for investment). This discussion does not address all aspects of U.S. federal income taxes, does not discuss the potential application of the Medicare contribution tax or the alternative minimum tax and does not address state or local taxes or U.S. federal gift and estate tax laws, except as specifically provided below with respect to Non-U.S. Holders (as defined below), or any non-U.S. tax consequences that may be relevant to holders in light of their particular circumstances. In addition, except as specifically set forth below, this summary does not discuss applicable tax reporting requirements. This discussion also does not address the special tax rules applicable to particular holders, such as:

●	persons who acquired our Common Stock or Pre-Funded Warrants as compensation for services;

●	traders in securities that elect to use a mark-to-market method of accounting for their securities holdings;

●	persons that own, or are deemed to own, more than 5% of our Common Stock (except to the extent specifically set forth below);

●	persons required for U.S. federal income tax purposes to conform the timing of income accruals to their financial statements under Section 451(b) of the Code (except to the extent specifically set forth below);

●	persons for whom our common stock constitutes “qualified small business stock” within the meaning of Section 1202 of the Code or “Section 1244 stock” for purposes of Section 1244 of the Code;

●	persons deemed to sell our Common Stock or Pre-Funded Warrants under the constructive sale provisions of the Code;

●	banks or other financial institutions;

●	brokers or dealers in securities or currencies;

●	tax-exempt organizations or tax-qualified retirement plans;

●	S corporations (and stockholders thereof);

●	partnerships or other entities treated as partnerships for U.S. federal income tax purposes (and partners or other owners thereof);

●	corporations organized outside the United States, any state thereof, or the District of Columbia that are nonetheless treated as U.S. persons for U.S. federal income tax purposes;

●	pension plans;

●	regulated investment companies or real estate investment trusts;

●	persons that hold the Common Stock or Pre-Funded Warrants as part of a straddle, hedge, conversion transaction, synthetic security or other integrated investment;

●	insurance companies;

●	controlled foreign corporations, passive foreign investment companies, or corporations that accumulate earnings to avoid U.S. federal income tax;

●	U.S. Holders that are subject to taxing jurisdictions other than, or in addition to, the United States with respect to the Common Stock or Pre-Funded Warrants; and

●	certain U.S. expatriates, former citizens, or long-term residents of the United States.

In addition, this discussion does not address the tax treatment of partnerships (including any entity or arrangement classified as a partnership for U.S. federal income tax purposes) or other pass-through entities or persons who hold shares of Common Stock or Pre-Funded Warrants through such partnerships or other entities which are pass-through entities for U.S. federal income tax purposes. If such a partnership or other pass-through entity holds shares of Common Stock or Pre-Funded Warrants, the treatment of a partner in such partnership or investor in such other pass-through entity generally will depend on the status of the partner or investor and upon the activities of the partnership or other pass-through entity. A partner in such a partnership and an investor in such other pass-through entity that will hold shares of Common Stock or Pre-Funded Warrants should consult his, her or its own tax advisor regarding the tax consequences of the ownership and disposition of shares of Common Stock or Pre-Funded Warrants through such partnership or other pass-through entity, as applicable.

This discussion of U.S. federal income tax considerations is for general information purposes only and is not tax advice. Prospective investors should consult their own tax advisors regarding the U.S. federal, state, local and non-U.S. income and other tax considerations of acquiring, holding and disposing of our Common Stock and Pre-Funded Warrants.

For the purposes of this discussion, a “U.S. Holder” means a beneficial owner of shares of Common Stock or Pre-Funded Warrants acquired in this offering that is for U.S. federal income tax purposes (a) an individual citizen or resident of the United States, (b) a corporation (or other entity taxable as a corporation for U.S. federal income tax purposes), created or organized in or under the laws of the United States, any state thereof or the District of Columbia, (c) an estate the income of which is subject to U.S. federal income taxation regardless of its source, or (d) a trust if it (1) is subject to the primary supervision of a court within the United States and one or more U.S. persons (within the meaning of Section 7701(a)(30) of the Code) has the authority to control all substantial decisions of the trust or (2) has a valid election in effect under applicable U.S. Treasury regulations to be treated as a domestic trust. A “Non-U.S. Holder” is, for U.S. federal income tax purposes, a beneficial owner of shares of Common Stock or Pre-Funded Warrants that is not a U.S. Holder or a partnership for U.S. federal income tax purposes.

Treatment of Pre-Funded Warrants

Although it is not entirely free from doubt, a Pre-Funded Warrant should be treated as a share of Common Stock for U.S. federal income tax purposes and a holder of Pre-Funded Warrants should generally be taxed in the same manner as a holder of Common Stock, as described below. Accordingly, no gain or loss should be recognized upon the exercise of a Pre-Funded Warrant and, upon exercise, the holding period of a Pre-Funded Warrant should carry over to the share of Common Stock received. Similarly, the tax basis of the Pre-Funded Warrant should carry over to the share of Common Stock received upon exercise, increased by the exercise price of $0.001 per share. Each holder should consult his, her or its own tax advisor regarding the risks associated with the acquisition of Pre-Funded Warrants pursuant to this offering (including potential alternative characterizations). The balance of this discussion generally assumes that the characterization described above is respected for U.S. federal income tax purposes.

Tax Considerations Applicable to U.S. Holders

Distributions

In the event that we make distributions on our common stock to a U.S. Holder, those distributions generally will constitute dividends for U.S. tax purposes to the extent paid out of our current or accumulated earnings and profits (as determined under U.S. federal income tax principles). Distributions in excess of our current and accumulated earnings and profits will constitute a return of capital that is applied against and reduces, but not below zero, a U.S. Holder’s adjusted tax basis in our common stock. Any remaining excess will be treated as gain realized on the sale or exchange of shares of Common Stock as described below under the section titled “Disposition of Common Stock or Pre-Funded Warrants.”

Certain Adjustments to Pre-Funded Warrants

The number of shares of Common Stock issued upon the exercise of the Pre-Funded Warrants and the exercise price of Pre-Funded Warrants are subject to adjustment in certain circumstances. Adjustments (or failure to make adjustments) that have the effect of increasing a U.S. Holder’s proportionate interest in our assets or earnings and profits may, in some circumstances, result in a constructive distribution to the U.S. Holder. Adjustments to the conversion rate made pursuant to a bona fide reasonable adjustment formula which has the effect of preventing the dilution of the interest of the holders of Pre-Funded Warrants generally should not be deemed to result in a constructive distribution. If an adjustment is made that does not qualify as being made pursuant to a bona fide reasonable adjustment formula, a U.S. Holder of Pre-Funded Warrants may be deemed to have received a constructive distribution from us, even though such U.S. Holder has not received any cash or property as a result of such adjustment. The tax consequences of the receipt of a distribution from us are described above under the section titled “Distributions.”

Disposition of Common Stock or Pre-Funded Warrants

Upon a sale or other taxable disposition (other than a redemption treated as a distribution, which will be taxed as described above under the section titled “Distributions”) of shares of Common Stock or Pre-Funded Warrants, a U.S. Holder generally will recognize capital gain or loss in an amount equal to the difference between the amount realized and the U.S. Holder’s adjusted tax basis in the Common Stock or Pre-Funded Warrants sold. Capital gain or loss will constitute long-term capital gain or loss if the U.S. Holder’s holding period for the Common Stock or Pre-Funded Warrants exceeds one year. The deductibility of capital losses is subject to certain limitations. U.S. Holders who recognize losses with respect to a disposition of shares of Common Stock or Pre-Funded Warrants should consult their own tax advisors regarding the tax treatment of such losses.

Information Reporting and Backup Reporting

Information reporting requirements generally will apply to payments of distributions (including constructive distributions) on the Common Stock and Pre-Funded Warrants and to the proceeds of a sale or other disposition of Common Stock and Pre-Funded Warrants paid by us to a U.S. Holder unless such U.S. Holder is an exempt recipient, such as a corporation. Backup withholding will apply to those payments if the U.S. Holder fails to provide the holder’s taxpayer identification number, or certification of exempt status, or if the holder otherwise fails to comply with applicable requirements to establish an exemption.

Backup withholding is not an additional tax. Rather, any amounts withheld under the backup withholding rules will be allowed as a refund or a credit against the U.S. Holder’s U.S. federal income tax liability provided the required information is timely furnished to the IRS. U.S. Holders should consult their own tax advisors regarding their qualification for exemption from information reporting and backup withholding and the procedure for obtaining such exemption.

Tax Considerations Applicable to Non-U.S. Holders

Distributions

In the event that we make distributions on our common stock to a Non-U.S. Holder, those distributions generally will constitute dividends for U.S. federal income tax purposes as described above under the section titled “U.S. Holders—Distributions.” To the extent those distributions do not constitute dividends for U.S. federal income tax purposes (i.e., the amount of such distributions exceeds both our current and our accumulated earnings and profits), they will constitute a return of capital and will first reduce a Non-U.S. Holder’s basis in our common stock (determined separately with respect to each share of common stock), but not below zero, and then will be treated as gain from the sale of that share common stock as described below under the section titled “Disposition of Common Stock or Pre-Funded Warrants.”

Any distribution (including constructive distributions) on shares of common stock that is treated as a dividend paid to a Non-U.S. Holder that is not effectively connected with the holder’s conduct of a trade or business in the United States will generally be subject to withholding tax at a 30% rate or such lower rate as may be specified by an applicable income tax treaty between the United States and the Non-U.S. Holder’s country of residence. To obtain a reduced rate of withholding under a treaty, a Non-U.S. Holder generally will be required to provide the applicable withholding agent with a properly executed IRS Form W-8BEN, IRS Form W-8BEN-E or other appropriate form, certifying the Non-U.S. Holder’s entitlement to benefits under that treaty. Such form must be provided prior to the payment of dividends and must be updated periodically. If a Non-U.S. Holder holds stock through a financial institution or other agent acting on the holder’s behalf, the holder will be required to provide appropriate documentation to such agent. The holder’s agent may then be required to provide certification to the applicable withholding agent, either directly or through other intermediaries. If you are eligible for a reduced rate of U.S. withholding tax under an income tax treaty, you should consult with your own tax advisor to determine if you are able to obtain a refund or credit of any excess amounts withheld by timely filing an appropriate claim for a refund with the IRS.

We generally are not required to withhold tax on dividends paid (or constructive dividends deemed paid) to a Non-U.S. Holder that are effectively connected with the holder’s conduct of a trade or business within the United States (and, if required by an applicable income tax treaty, are attributable to a permanent establishment or fixed base that the holder maintains in the United States) if a properly executed IRS Form W-8ECI, stating that the dividends are so connected, is furnished to us (or, if stock is held through a financial institution or other agent, to the applicable withholding agent). In general, such effectively connected dividends will be subject to U.S. federal income tax on a net income basis at the regular tax rates applicable to U.S. persons. A corporate Non-U.S. Holder receiving effectively connected dividends may also be subject to an additional “branch profits tax,” which is imposed, under certain circumstances, at a rate of 30% (or such lower rate as may be specified by an applicable treaty) on the corporate Non-U.S. Holder’s effectively connected earnings and profits, subject to certain adjustments.

See also the sections below titled “Backup Withholding and Information Reporting” and “Foreign Accounts” for additional withholding rules that may apply to dividends paid to certain foreign financial institutions or non-financial foreign entities.

Disposition of Common Stock or Pre-Funded Warrants

Subject to the discussions below under the sections titled “Backup Withholding and Information Reporting” and “Foreign Accounts,” a Non-U.S. Holder generally will not be subject to U.S. federal income or withholding tax with respect to gain recognized on a sale or other disposition (other than a redemption treated as a distribution, which will be taxable as described above under the section titled “Distributions”) of shares of Common Stock or Pre-Funded Warrants unless:

●	the gain is effectively connected with the Non-U.S. Holder’s conduct of a trade or business in the United States, and if an applicable income tax treaty so provides, the gain is attributable to a permanent establishment or fixed base maintained by the Non-U.S. Holder in the United States; in these cases, the Non-U.S. Holder will be taxed on a net income basis at the regular tax rates and in the manner applicable to U.S. persons, and if the Non-U.S. Holder is a corporation, an additional branch profits tax at a rate of 30%, or a lower rate as may be specified by an applicable income tax treaty, may also apply;

●	the Non-U.S. Holder is a nonresident alien present in the United States for 183 days or more in the taxable year of the disposition and certain other requirements are met, in which case the Non-U.S. Holder will be subject to a 30% tax (or such lower rate as may be specified by an applicable income tax treaty between the United States and such holder’s country of residence) on the net gain derived from the disposition, which may be offset by certain U.S.-source capital losses of the Non-U.S. Holder, if any; or

●	we are, or have been, at any time during the five-year period preceding such sale or other taxable disposition (or the Non-U.S. Holder’s holding period, if shorter) a “U.S. real property holding corporation,” unless our common stock is regularly traded on an established securities market and the Non-U.S. Holder holds no more than 5% of our outstanding common stock, directly or indirectly, actually or constructively, during the shorter of the five-year period ending on the date of the disposition or the period that the Non-U.S. Holder held our common stock. Generally, a corporation is a U.S. real property holding corporation only if the fair market value of its U.S. real property interests equals or exceeds 50% of the sum of the fair market value of its worldwide real property interests plus its other assets used or held for use in a trade or business. Although there can be no assurance, we do not believe that we are, or have been, a U.S. real property holding corporation, or that we are likely to become one in the future. No assurance can be provided that the common stock will be regularly traded on an established securities market for purposes of the rules described above.”

See the sections below titled “Backup Withholding and Information Reporting” and “Foreign Accounts” for additional information regarding withholding rules that may apply to proceeds of a disposition of the Common Stock or Pre-Funded Warrants paid to foreign financial institutions or non-financial foreign entities.

Backup Withholding and Information Reporting

We must report annually to the IRS and to each Non-U.S. Holder the gross amount of the distributions (including constructive distributions) on the Common Stock or Pre-Funded Warrants paid to such holder and the tax withheld, if any, with respect to such distributions. Non-U.S. Holders may have to comply with specific certification procedures to establish that the holder is not a U.S. person (as defined in the Code) in order to avoid backup withholding at the applicable rate, currently 24%, with respect to dividends (or constructive dividends) on the Common Stock or Pre-Funded Warrants. Generally, a holder will comply with such procedures if it provides a properly executed IRS Form W-8BEN (or other applicable IRS Form W-8) or otherwise meets documentary evidence requirements for establishing that it is a Non-U.S. Holder, or otherwise establishes an exemption. Dividends paid to Non-U.S. Holders subject to withholding of U.S. federal income tax, as described above under the section titled “Distributions,” will generally be exempt from U.S. backup withholding.

Information reporting and backup withholding generally will apply to the proceeds of a disposition of the Common Stock or Pre-Funded Warrants by a Non-U.S. Holder effected by or through the U.S. office of any broker, U.S. or foreign, unless the holder certifies its status as a Non-U.S. Holder and satisfies certain other requirements, or otherwise establishes an exemption. Generally, information reporting and backup withholding will not apply to a payment of disposition proceeds to a Non-U.S. Holder where the transaction is effected outside the United States through a non-U.S. office of a broker. However, for information reporting purposes, dispositions effected through a non-U.S. office of a broker with substantial U.S. ownership or operations generally will be treated in a manner similar to dispositions effected through a U.S. office of a broker. Non-U.S. Holders should consult their own tax advisors regarding the application of the information reporting and backup withholding rules to them.

Copies of information returns may be made available to the tax authorities of the country in which the Non-U.S. Holder resides or is incorporated under the provisions of a specific treaty or agreement.

Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules from a payment to a Non-U.S. Holder can be refunded or credited against the Non-U.S. Holder’s U.S. federal income tax liability, if any, provided that an appropriate claim is timely filed with the IRS.

Foreign Accounts

The Foreign Account Tax Compliance Act (“FATCA”) generally imposes a 30% withholding tax on dividends (including constructive dividends) on the Common Stock and Pre-Funded Warrants if paid to a non-U.S. entity unless (i) if the non-U.S. entity is a “foreign financial institution,” the non-U.S. entity undertakes certain due diligence, reporting, withholding, and certification obligations, (ii) if the non-U.S. entity is not a “foreign financial institution,” the non-U.S. entity identifies certain of its U.S. investors, if any, or (iii) the non-U.S. entity is otherwise exempt under FATCA.

Withholding under FATCA generally will apply to payments of dividends (including constructive dividends) on the Common Stock and Pre-Funded Warrants. While withholding under FATCA would have also applied to payments of gross proceeds from a sale or other disposition of the Common Stock or Pre-Funded Warrants, under proposed U.S. Treasury Regulations withholding on payments of gross proceeds is not required. Although such regulations are not final, applicable withholding agents may rely on the proposed regulations until final regulations are issued.

An intergovernmental agreement between the United States and an applicable foreign country may modify the requirements described in this section. Under certain circumstances, a holder may be eligible for refunds or credits of the tax. Holders should consult their own tax advisors regarding the possible implications of FATCA on their investment in the Common Stock and Pre-Funded Warrants.

Federal Estate Tax

Common stock owned or treated as owned by an individual who is not a citizen or resident of the United States (as specially defined for U.S. federal estate tax purposes) at the time of death will be included in the individual’s gross estate for U.S. federal estate tax purposes and, therefore, may be subject to U.S. federal estate tax, unless an applicable estate tax or other treaty provides otherwise. The foregoing may also apply to Pre-Funded Warrants. A Non-U.S. Holder should consult his, her, or its own tax advisor regarding the U.S. federal estate tax consequences of the ownership or disposition of shares of the Common Stock and Pre-Funded Warrants.

The preceding discussion of material U.S. federal tax considerations is for information only. It is not tax advice. Prospective investors should consult their own tax advisors regarding the particular U.S. federal, state, local and non-U.S. tax consequences of purchasing, holding and disposing of the Common Stock or Pre-Funded Warrants, including the consequences of any proposed changes in applicable laws.

LEGAL MATTERS

The validity of the shares of Common Stock and the Pre-Funded Warrant Shares offered under this prospectus will be passed upon by Stradling Yocca Carlson & Rauth LLP, Newport Beach, California.

EXPERTS

The consolidated financial statements of the Company as of December 31, 2023 and 2022, and for each of the two years in the period ended December 31, 2023, incorporated by reference in this prospectus supplement, have been audited by M&K CPAS, PLLC, an independent registered public accounting firm. Such financial statements are incorporated by reference in reliance upon the report of such firm given their authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement on Form S-3 under the Securities Act, and the rules and regulations promulgated thereunder, with respect to our Common Stock offered under this prospectus. This prospectus, which constitutes a part of the registration statement, does not contain all of the information contained in the registration statement and the exhibits and schedules thereto. Certain contracts and other documents described in this prospectus are filed as exhibits to the registration statement, or to documents incorporated by reference into the registration statement, and you may review the full text of these contracts and documents by referring to these exhibits. For further information with respect to us and our Common Stock offered under this prospectus, reference is made to the registration statement and its exhibits and schedules.

We file annual, quarterly and current reports, proxy statements, and other information with the SEC. The SEC maintains a website that contains these reports, proxy and information statements, and other information we file electronically with the SEC. Our filings are available free of charge at the SEC’s website at www.sec.gov. We also maintain a website at www.expion360.com, at which you may access these materials free of charge as soon as reasonably practicable after they are electronically filed with, or furnished to, the SEC. Information contained on or accessible through our website is not a part of this prospectus, and the inclusion of our website address in this prospectus is an inactive textual reference only.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” into this prospectus much of the information we file with the SEC, which means that we can disclose important information to you by referring you to those publicly available documents. The information that we incorporate by reference into this prospectus is considered to be part of this prospectus. These documents may include Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, as well as proxy statements and information statements. You should read the information incorporated by reference because it is an important part of this prospectus.

This prospectus incorporates by reference the documents listed below, other than those documents or the portions of those documents deemed to be furnished and not filed in accordance with SEC rules:

●	our Annual Report on Form 10-K for the fiscal year ended December 31, 2023, as filed with the SEC on March 28, 2024;

●	our Amendment No. 1 to our Annual Report on Form 10-K/A for the fiscal year ended December 31, 2023, as filed with the SEC on April 29, 2024;

●	our Quarterly Reports on Form 10-Q for each of the quarterly periods ended March 31, 2024, June 30, 2024, and September 30, 2024, as filed with the SEC on May 14, 2024, August 14, 2024, and November 14, 2024, respectively;

●	our Current Reports on Form 8-K (other than portions thereof furnished under Item 2.02 or Item 7.01 of Form 8-K and exhibits accompanying such reports that relate to such items) filed with the SEC on May 7, 2024, May 28, 2024, August 6, 2024, August 9, 2024, August 27, 2024, September 27, 2024, September 30, 2024, October 7, 2024, and December 20, 2024; and

●	the Description of Capital Stock contained in our Registration Statement on Form 8-A (File No. 001-41347), filed with the SEC on March 31, 2022, pursuant to Section 12 of the Exchange Act, as updated by Exhibit 4.4 to our Annual Report on Form 10-K for the fiscal year ended December 31, 2023, as filed with the SEC on March 28, 2024.

We also incorporate by reference any future filings (other than current reports furnished under Item 2.02 or Item 7.01 of Form 8-K, and exhibits filed on such form that are related to such items, unless such Form 8-K expressly provides to the contrary) made with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus supplement but prior to the termination of this offering, and such future filings will become a part of this prospectus from the respective dates that such documents are filed with the SEC. Any statement contained herein, or in a document incorporated or deemed to be incorporated by reference herein, shall be deemed to be modified or superseded for purposes hereof or of the related prospectus supplement to the extent that a statement contained herein or in any other subsequently filed document which is also incorporated or deemed to be incorporated herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

You may obtain copies of the documents incorporated by reference in this prospectus from us free of charge by requesting them in writing or by telephone at the following address:

Brian Schaffner

Chief Executive Officer

Expion360 Inc.

2025 SW Deerhound Avenue

Redmond, Oregon 97756

(541) 797-6714

Statements contained in this prospectus as to the contents of any contract or other document are not necessarily complete, and in each instance investors are referred to the copy of the contract or other document filed as an exhibit to the registration statement, each such statement being qualified in all respects by such reference and the exhibits and schedules thereto.

Expion360 Inc.

$50,000,000

Common Stock

Preferred Stock

Debt Securities

Warrants

From time to time, we may offer and sell up to $50,000,000 in aggregate principal amount of our common stock, preferred stock, debt securities or warrants, in each case in one or more issuances and at prices and on terms that we will determine at the time of the offering. We may also offer common stock or preferred stock upon conversion of debt securities, common stock upon conversion of preferred stock, or common stock, preferred stock or debt securities upon the exchange of warrants.

This prospectus describes the general manner in which any of these securities may be offered using this prospectus. We will specify in an accompanying prospectus supplement the terms of the securities offered and other details regarding the offering thereof. The supplement may also add, update or change information contained in this prospectus with respect to that offering.

Our common stock is listed on the Nasdaq Capital Market under the symbol “XPON.” On June 26, 2023, the last reported sales price of our common stock was $4.76 per share.

As of June 26, 2023, the aggregate market value of our outstanding common stock held by non-affiliates, or public float, was approximately $24,867,078 million, based on 6,910,717 shares of outstanding common stock, of which approximately 1,686,541 shares were held by affiliates, and a price of $4.76 per share, which was the price at which our common stock was last sold on the Nasdaq Capital Market on such date. We have not offered any securities pursuant to General Instruction I.B.6 of Form S-3 during the prior 12-calendar-month period that ends on and includes the date of this prospectus. Pursuant to General Instruction I.B.6 of Form S-3, in no event will we sell securities registered on this registration statement in a public primary offering with a value exceeding more than one-third of our public float in any 12-month period so long as our public float remains below $75 million (the “Baby Shelf Limitation”).

We are an “emerging growth company” as defined under U.S. federal securities laws and, as such, have elected to comply with reduced public company reporting requirements. This prospectus complies with the requirements that apply to an issuer that is an emerging growth company.

The securities covered by this prospectus may be sold directly by us to investors, through agents designated by us from time to time or through underwriters or dealers at prices and on terms to be determined at the time of offering. We will include in an applicable prospectus supplement the names of any underwriters or agents and any applicable commissions or discounts. Additional information on the methods of sale appears under “Plan of Distribution” in this prospectus. We will also describe in an applicable prospectus supplement the way(s) in which we expect to use the net proceeds we receive from any sale.

Investing in our securities involves risks. See the section entitled “Risk Factors” beginning on page 7 of this prospectus to read about factors you should consider before buying our securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

This prospectus may not be used to offer or sell any securities unless accompanied by a prospectus supplement.

The date of this prospectus is July 10, 2023

You should rely only on the information contained, or incorporated by reference, in this prospectus and in an applicable prospectus supplement to this prospectus. We have not authorized any other person to provide you with different or additional information. If anyone provides you with different, additional or inconsistent information, you should not rely on it. We do not take responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. We are not making an offer to sell these securities or soliciting any offer to buy these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus, any applicable prospectus supplement or any free writing prospectus we authorize to be delivered to you is accurate only as of the date of that document or any other date set forth in that document. Additionally, any information we have incorporated by reference in this prospectus or in any applicable prospectus supplement is accurate only as of the date of the document incorporated by reference or other date set forth in that document, regardless of the time of delivery of this prospectus, any applicable prospectus supplement or any sale of securities. Our business, financial condition, results of operations, cash flow and prospects may have changed since that date.

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement on Form S-3 that we have filed with the Securities and Exchange Commission (the “SEC”) using a “shelf” registration process.

Under this process, we may sell the securities described in this prospectus in one or more offerings for an aggregate offering amount of up to $50,000,000, subject to the Baby Shelf Limitation. This prospectus describes the general manner in which we may offer the securities described in this prospectus. Each time we sell securities pursuant to this registration statement, we will provide a prospectus supplement that will contain specific information about the offering and the securities offered, and may also add, update or change information contained in this prospectus. We may also authorize one or more free writing prospectuses to be provided to you that may contain material information relating to these offerings. If there is any inconsistency between information in this prospectus and any accompanying prospectus supplement or free writing prospectus, you should rely on the information in the most recent applicable prospectus supplement or free writing prospectus and documents incorporated by reference herein and therein. This prospectus may not be used to offer to sell, solicit an offer to buy or consummate a sale of our securities unless it is accompanied by a prospectus supplement.

This prospectus, together with any accompanying prospectus supplement and any additional information incorporated by reference herein and therein, contains important information you should know before investing in our securities, including important information about us and the securities being offered. You should carefully read both documents, as well as the additional information contained in the documents described under “Where You Can Find More Information” and “Incorporation By Reference” in both this prospectus and any applicable prospectus supplement, and in particular the annual, quarterly and current reports and other documents we file with the SEC. Neither this prospectus nor any accompanying prospectus supplement is an offer to sell these securities or is soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

This prospectus contains or incorporates by reference summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of some of the documents referred to herein have been filed, will be filed or will be incorporated by reference as exhibits to the registration statement of which this prospectus is a part, and you may obtain copies of those documents as described below in the section of this prospectus entitled “Incorporation By Reference.”

SELECTED DEFINITIONS

Unless otherwise stated in this prospectus or the context otherwise requires, reference to:

“Articles of Incorporation” means the articles of incorporation of Expion360.

“Bylaws” means the bylaws of Expion360.

“common stock” means the shares of common stock, par value $0.001 per share, of Expion360.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Expion360”, the “Company,” “we,” “us,” and “our” means Expion360 Inc., a Nevada corporation.

“SEC” means the Securities and Exchange Commission.

“Securities Act” means the Securities Act of 1933, as amended.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus, together with any accompanying prospectus supplement, and the documents incorporated by reference herein or therein may include “forward-looking statements” within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. All statements in this prospectus, together with any accompanying prospectus supplement, and the documents incorporated by reference herein or therein, other than statements of historical fact, are “forward-looking statements” for purposes of these provisions, including, without limitation, any projections regarding the markets where we operate, any statements of the plans and objectives of our management for future operations, any statements concerning proposed new products or services, any statements regarding expected capital expenditures, any statements regarding future economic conditions or performance, and any statements of assumptions underlying any of the foregoing. All forward-looking statements included in this prospectus and the documents incorporated by reference herein are made as of the date hereof or thereof, as applicable, and are based on information available to us as of such dates. We assume no obligation to update any forward-looking statement. In some cases, forward-looking statements can be identified by the use of terminology such as “may,” “will,” “expects,” “plans,” “should,” “anticipates,” “intends,” “seeks,” “believes,” “estimates,” “potential,” “forecasts,” “continue,” or other forms of these words or similar words or expressions, or the negative thereof or other comparable terminology. Although we believe that the expectations reflected in the forward-looking statements contained herein are reasonable, there can be no assurance that such expectations or any of the forward-looking statements will prove to be correct. Actual results will likely differ, and could differ materially, from those projected or assumed in the forward-looking statements. Prospective investors are cautioned not to unduly rely on any such forward-looking statements.

Forward-looking statements are neither historical facts nor assurances of future performance. Instead, they are based only on our current beliefs, expectations, and assumptions regarding the future of our business, future plans and strategies, projections, anticipated events and trends, the economy, and other future conditions. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks, and changes in circumstances that are difficult to predict and many of which are outside of our control. Our actual results and financial condition may differ materially from those indicated in the forward-looking statements. Therefore, you should not rely on any of these forward-looking statements. Important factors that could cause our actual results and financial condition to differ materially from those indicated in the forward-looking statements include, among others, the following:

●	We operate in an extremely competitive industry and are subject to pricing pressures.

●	We have a history of losses and our audited financial statements include a statement that there is a substantial doubt about our ability to continue as a going concern. As our costs increase, we may not be able to generate sufficient revenue to achieve and sustain profitability.

●	Our business and future growth depends on the needs and success of our customers, and we have substantial customer concentration.

●	We may not be able to successfully manage our growth.

●	We may be negatively impacted by public health epidemics or outbreaks, including the novel coronavirus (“COVID-19”) as well as uncertainty in global economic conditions.

●	We may fail to expand our sales and distribution channels and our ability to expend into international markets is uncertain.

●	Nearly all of our raw materials enter the United States through a limited number of ports, and we rely on third parties to store and ship some of our inventory; labor unrest at these ports or other product delivery difficulties could interfere with our distribution plans and reduce our revenue.

●	Government reviews, inquiries, investigations, and actions could harm our business or reputation.

●	We are dependent on third-party manufacturers and suppliers, including suppliers located outside the United States, and our operating results could be adversely affected by changes in the cost and availability of raw materials as well as increases in costs, disruption of supply, or shortage of any of our battery components, such as electronic and mechanical parts, or raw materials used in the production of such parts.

●	We rely on two warehouse facilities and if any of our facilities becomes inoperable for any reason or if our expansion plans fail, our ability to produce our products could be negatively impacted.

●	Lithium-ion battery cells have been observed to catch fire or release smoke and flame, which may have a negative impact on our reputation and business.

●	We could face potential product liability claims relating to our products, which could result in significant costs and liabilities, which would reduce our profitability.

●	Our operations expose us to litigation, tax, environmental, and other legal compliance risks.

●	Our failure to introduce new products and product enhancements and broad market acceptance of new technologies introduced by our competitors could adversely affect our business.

●	We may not be able to adequately protect our proprietary intellectual property and technology and we may need to defend ourselves against intellectual property infringement claims.

●	Quality problems with our products could harm our reputation and erode our competitive position.

●	Our ability to raise capital in the future may be limited and our stockholders may be diluted by future securities offerings.

●	We depend on our senior management team and other key employees, and significant attrition within our management team or unsuccessful succession planning could adversely affect our business.

●	We are an “emerging growth company” and elect to comply with certain reduced reporting requirements applicable to emerging growth companies, which could make our securities less attractive to investors.

●	Such other factors as discussed under “Risk Factors” herein and in the documents incorporated by reference herein, including our latest Annual Report on Form 10-K.

All forward-looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by these cautionary statements. Our actual results will likely differ, and may differ materially, from anticipated results. Financial estimates are subject to change and are not intended to be relied upon as predictions of future operating results, and we assume no obligation to update or disclose revisions to those estimates. If we do update or correct one or more forward-looking statements, investors and others should not conclude that we will make additional updates or corrections.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement on Form S-3, including exhibits, under the Securities Act with respect to the securities offered by this prospectus and any applicable prospectus supplement. This prospectus and the applicable prospectus supplement, which constitutes part of the registration statement, does not contain all of the information in the registration statement and its exhibits. For further information with respect to Expion360 and the securities offered by this prospectus and any applicable prospectus supplement, we refer you to the registration statement and its exhibits. Statements contained in this prospectus and any applicable prospectus supplement as to the contents of any contract or any other document referred to are not necessarily complete, and in each instance, we refer you to the copy of the contract or other document filed as an exhibit to the registration statement. Each of these statements is qualified in all respects by this reference. You can read our SEC filings, including the registration statement, at the SEC’s website at www.sec.gov.

We are subject to the information reporting requirements of the Exchange Act, and we are required to file reports, proxy statements and other information with the SEC. These reports, proxy statements and other information will be available for review at the SEC’s website referred to above. We also maintain a website at www.expion360.com, at which you may access these materials free of charge as soon as reasonably practicable after they are electronically filed with, or furnished to, the SEC. Information contained on or accessible through our website is not a part of this prospectus or any prospectus supplement, and the inclusion of our website address in this prospectus or any prospectus supplement is an inactive textual reference only.

INCORPORATION BY REFERENCE

The SEC’s rules allow us to “incorporate by reference” information into this prospectus and any applicable prospectus supplement, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is deemed to be part of this prospectus and any applicable prospectus supplement, and subsequent information that we file with the SEC will automatically update and supersede that information. Any statement contained in this prospectus or any applicable prospectus supplement or a previously filed document incorporated by reference will be deemed to be modified or superseded for purposes of this prospectus or any applicable prospectus supplement to the extent that a statement contained in this prospectus or any applicable prospectus supplement or a subsequently filed document incorporated by reference modifies or replaces that statement.

This prospectus and any applicable prospectus supplement incorporate by reference the documents set forth below that have previously been filed with the SEC:

●	Our Annual Report on Form 10-K for the year ended December 31, 2022, filed with the SEC on March 30, 2023;
●	Our Quarterly Report on Form 10-Q for the period ended March 31, 2023, filed with the SEC on May 11, 2023;
●	Our Current Report on Form 8-K filed with the SEC on February 1, 2023; and
●	The description of the common stock contained in our registration statement on Form 8-A (File No. 001-41347), filed with the SEC on March 31, 2022, pursuant to Section 12 of the Exchange Act, as updated by Exhibit 4.4 to our Annual Report on Form 10-K for the year ended December 31, 2022 filed with the SEC on March 30, 2023.

All reports and other documents we subsequently file pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the termination of this offering, including all such documents we may file with the SEC after the date of the initial registration statement and prior to the effectiveness of the registration statement, but excluding any information furnished to, rather than filed with, the SEC, will also be incorporated by reference into this prospectus or any applicable prospectus supplement and deemed to be part of this prospectus or any applicable prospectus supplement from the date of the filing of such reports and documents. Under no circumstances shall any information furnished under Item 2.02, 7.01 or 9.01 of Form 8-K be deemed incorporated herein by reference unless such Form 8-K expressly provides to the contrary.

PROSPECTUS SUMMARY

The following summary highlights information contained in greater details elsewhere in this prospectus or incorporated by reference into this prospectus. This summary is not complete and does not contain all of the information you should consider in making your investment decision. You should read the entire prospectus, any applicable prospectus supplement and the documents we have incorporated by reference in this prospectus carefully before making an investment in our securities. You should carefully consider, among other things, our financial statements and related notes and the information set forth in the section entitled “Risk Factors” and other information incorporated by reference into this prospectus from our filings with the SEC. See also the sections entitled “Where You Can Find More Information” and “Incorporation By Reference.”

Overview

Expion360 Inc. (the “Company,” “Expion360”, “we,” “us” or “our”) focuses on the design, assembly, manufacturing, and sales of lithium iron phosphate (LiFePO4) batteries and supporting accessories for recreational vehicles (“RVs”) and marine applications with plans to expand into home energy storage products and industrial applications. We design, assemble, and distribute high-powered, lithium battery solutions using ground-breaking concepts with a creative sales and marketing approach. We believe that our product offerings include some of the most dense and minimal-footprint batteries in the RV & Marine industry. We are developing the e360 Home Energy Storage: a system that we expect to significantly change the industry in barrier price, flexibility, and integration. We are deploying multiple IP strategies with cutting-edge research and unique products to sustain and scale the business. We currently have customers consisting of dealers, wholesalers, private label customers and original equipment manufacturers who are driving revenue and brand awareness nationally.

Our corporate headquarters are based in Redmond, Oregon, with assembly in the United States and suppliers based in Asia and Europe. We are currently in the process of building out manufacturing capacity at our corporate headquarters. Our long-term target is to onshore the manufacturing of most of our components and assemblies, including cell manufacturing, to the United States.

Our main target markets are currently the RV & Marine industry. We believe that we are well positioned to capitalize on the rapid market conversion from lead-acid to lithium batteries as the primary method of power sourcing in these industries. Additional focus markets include home energy storage, where we aim to provide a cost-effective, low barrier of entry, and a do-it-yourself (“DIY”) flexible system for those looking to power their homes via solar energy, wind, or grid back-up. Along with RV/Marine and home energy storage markets, we aim to provide additional capacities to the ever-expanding electric forklift and industrial material handling markets.

Expion360’s e360 product line, which is manufactured for the RV/Marine industry, was launched in December 2020. The e360 product line, through its rapid sales growth, has shown to be a preferred conversion solution for lead-acid batteries. We believe that our e360 Home Energy Storage system has strong revenue potential with recurring income opportunities for us and our associated sales partners.

Our products provide numerous advantages for various industries that are looking to migrate to lithium-based energy storage. They incorporate detailed-oriented design and engineering and strong case materials and internal and structural layouts, and are backed by responsive customer service.

Corporate Information

Expion360 Inc. was initially organized as a limited liability company under the name Yozamp Products Company, LLC in the State of Oregon on June 16, 2016, and converted to a Nevada corporation under its current name pursuant to articles of conversion dated as of November 16, 2021.

Our website is https://expion360.com/ and on the Investor Relations section of our website, we post or will post, as applicable, the following filings as soon as reasonably practicable after they are electronically filed with or furnished to the Securities and Exchange Commission (“SEC”): our Annual Report on Form 10-K (the “Annual Report”), our Proxy Statement on Schedule 14A, our Quarterly Reports on Form 10-Q, our Current Reports on Form 8-K and any amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended.

All of the information on our Investor Relations web page is available to be viewed free of charge. Information contained on our website is not part of this prospectus or our other filings with the SEC. We assume no obligation to update or revise any forward-looking statements in this prospectus whether as a result of new information, future events or otherwise, unless we are required to do so by law.

The SEC also maintains a website (www.sec.gov) that contains reports, proxy and information statements and other information regarding issuers that file electronically with the SEC.

RISK FACTORS

Investment in the securities offered pursuant to this prospectus and any applicable prospectus supplement involves risks. You should carefully consider the risk factors incorporated by reference to our most recent Annual Report on Form 10-K, and any subsequent Quarterly Reports on Form 10-Q or Current Reports on Form 8-K, and all other information contained or incorporated by reference into this prospectus, as updated by our subsequent filings under the Exchange Act, and the risk factors and other information contained in or incorporated by reference into any applicable prospectus supplement before acquiring any of such securities. The risks and uncertainties we have described are not the only ones facing our company. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also affect our business operations. The occurrence of any of these risks might cause you to lose all or part of your investment in the offered securities. The discussion of risks includes or refers to forward-looking statements. You should read the explanation of the qualifications and limitations on such forward-looking statements contained or incorporated by reference into this prospectus and in any applicable prospectus supplement.

USE OF PROCEEDS

Unless otherwise described in any applicable prospectus supplement, we intend to use the net proceeds from the sale of any securities described in this prospectus for general corporate purposes.

GENERAL DESCRIPTION OF SECURITIES

We may offer shares of common stock or preferred stock, various series of senior or subordinated debt securities or warrants to purchase any of the foregoing, in each case from time to time under this prospectus, together with any applicable prospectus supplement, at prices and on terms to be determined by market conditions at the time of offering. This prospectus provides you with a general description of the securities we may offer. At the time we offer a particular type or series of securities, we will provide an applicable prospectus supplement describing the specific amounts, prices and other important terms of the securities, including, to the extent applicable:

•	designation or classification;

•	aggregate principal amount or aggregate offering price;

•	voting or other rights;

•	rates and times of payment of interest, dividends or other payments;

•	liquidation preference;

•	original issue discount;

•	maturity;

•	ranking;

•	restrictive covenants;

•	redemption, conversion, exercise, exchange, settlement or sinking fund terms, including prices or rates, and any provisions for changes to or adjustments in such prices or rates and in the securities or other property receivable upon conversion, exercise, exchange or settlement;

•	any securities exchange or market listing arrangements; and

•	important U.S. federal income tax considerations.

This prospectus may not be used to offer or sell securities unless accompanied by an applicable prospectus supplement. The applicable prospectus supplement may add, update or change information contained in this prospectus or in documents incorporated by reference in this prospectus. You should read the applicable prospectus supplement related to any securities being offered.

We may sell the securities to or through underwriters, dealers or agents, directly to purchasers or through a combination of any of these methods of sale or as otherwise set forth under “Plan of Distribution”. We and our underwriters, dealers or agents reserve the right to accept or reject all or part of any proposed purchase of securities. If we do offer securities through underwriters or agents, we will include in the applicable prospectus supplement (i) the names of the underwriters or agents and applicable fees, discounts and commissions to be paid to them; (ii) details regarding over-allotment options, if any; and (iii) net proceeds to us.

The following descriptions are not complete and may not contain all the information you should consider before investing in any securities we may offer hereunder; they are summarized from, and qualified by reference to, our articles of incorporation, bylaws and the other documents referred to in herein, all of which are or will be publicly filed with the SEC, as applicable. See “Where You Can Find More Information.”

DESCRIPTION OF CAPITAL STOCK

Expion360 has one class of securities registered under Section 12 of the Securities Exchange Act: the Company’s common stock, par value $0.001 per share (the “common stock”).

The following description of our capital stock is a summary of the rights of our capital stock and summarizes certain provisions of our certificate of incorporation and our bylaws. This summary does not purport to be complete and is qualified in its entirety by the provisions of our certificate of incorporation and bylaws, copies of which have been filed as exhibits to the registration statement of which this prospectus forms a part, as well as to the applicable provisions of Nevada law.

General

Our authorized capital stock consists of 200,000,000 shares of common stock, par value $0.001 per share and 20,000,000 shares of preferred stock, par value $0.001 per share.

Common Stock

The holders of our common stock are entitled to one vote for each share held on all matters submitted to a vote of the stockholders. The holders of our common stock do not have any cumulative voting rights. Holders of our common stock are entitled to receive ratably any dividends declared by the board of directors out of funds legally available for that purpose, subject to any preferential dividend rights of any outstanding preferred stock. Our common stock has no preemptive rights, conversion rights or other subscription rights or redemption or sinking fund provisions. We currently do not have any shares of, or securities convertible into, preferred stock outstanding.

In the event of our liquidation, dissolution or winding up, holders of our common stock will be entitled to share ratably in all assets remaining after payment of all debts and other liabilities and any liquidation preference of any outstanding preferred stock.

Warrants

$2.90 Warrants

On November 9, 2021, the Company issued warrants to purchase 151,000 of shares of the Company’s common stock with an exercise price of $2.90 per share (the “$2.90 Warrants”). The $2.90 Warrants are exercisable for a period of 3 years from date of grant. If holders of the $2.90 Warrants elect to exercise them on a cashless basis, they would pay the exercise price by surrendering their $2.90 Warrants for that number of shares of common stock equal to the quotient obtained by dividing (x) the difference between the “fair market value” (defined below) multiplied by the number of shares underlying such holder’s $2.90 Warrants and the exercise price multiplied by the number of shares underlying such holder’s $2.90 Warrants by (y) the fair market value. The “fair market value” shall mean the prior five-day average closing price of the common stock on the date on which the holder elects to exercise their $2.90 Warrants. The $2.90 Warrants have certain adjustment rights upon certain events.

$3.32 Warrants

On November 22, 2021, the Company issued warrants to purchase 559,431 shares of the Company’s common stock at an exercise price of $3.32 per share (the “$3.32 Warrants”). The $3.32 Warrants are exercisable for a period of 10 years from date of grant. If holders of the $3.32 Warrants elect to exercise them on a cashless basis, they would pay the exercise price by surrendering their $3.32 Warrants for that number of shares of common stock equal to the quotient obtained by dividing (x) the difference between the “fair market value” (defined below) multiplied by the number of shares underlying such holder’s $3.32 Warrants and the exercise price multiplied by the number of shares underlying such holder’s $3.32 Warrants by (y) the fair market value. The “fair market value” shall mean the volume weighted average of the closing sales price of the common stock averaged over 20 consecutive trading days ending on the trading day prior to the date on which “fair market value” is determined. The $3.32 Warrants have certain adjustment rights upon certain events. The Company is required to cause a registration statement registering the resale of the shares of our common stock issuable upon exercise of the $3.32 Warrants to become effective in connection with its initial public offering. As of the date of this prospectus, the Company has an effective registration statement which satisfies this requirement.

Underwriter Warrants

Concurrent with the closing of the initial public offering, the Company issued warrants to purchase an aggregate of 128,700 shares of its common stock to Alexander Capital LP and Paulson Investment Company LLC (as apportioned in accordance with agreements amongst them), or their designees, at an exercise price of $9.10 per share (the “Underwriter Warrants”). The Underwriter Warrants are initially exercisable on September 27, 2022 and expire on March 31, 2027.

If there is not an effective registration statement registering the resale of the shares of common stock issuable upon exercise of the Underwriter Warrants, holders of the Underwriter Warrants may elect to exercise them on a cashless basis and pay the exercise price by surrendering their Underwriter Warrants for that number of shares of common stock equal to the quotient obtained by dividing (x) the product of the number of shares of common stock underlying the Underwriter Warrants, multiplied by the difference between (i) the daily volume weighted average price of the common stock on the trading day immediately preceding the date of the exercise notice or on the date of the exercise notice (if delivered after regular trading hours) and (ii) the exercise price of the Underwriter Warrants and by (y) the daily volume weighted average price of the common stock on the trading day immediately preceding the date of the exercise notice or on the date of the exercise notice (if delivered after regular trading hours). If the Company does not deliver common stock to a holder upon such holder’s exercise of their Underwriter Warrants in compliance with the timing set out in the Underwriter Warrants, the Company will have to pay cash to such holder in accordance with the terms of the Underwriter Warrants. The Underwriter Warrants include anti-dilution provisions (for stock dividends, splits and recapitalizations and similar transactions), which results in the adjustment of the exercise price and entitles holders of the Underwriter Warrants to participate in subsequent rights offerings or distributions to holders of the Company’s common stock, as applicable. The Underwriter Warrants also have certain adjustment rights upon certain events. Further, the Underwriter Warrants provide for a one-time demand registration right, exercisable until March 31, 2027 and unlimited piggyback rights, exercisable until September 27, 2024.

Options

Prior to our initial public offering, we issued options to purchase 30,000 shares of common stock granted to one individual which had an exercise price of $3.32.

Anti-Takeover Effects of Provisions of Our Charter Documents

The provisions of Nevada law and our Bylaws may have the effect of delaying, deferring or preventing another party from acquiring control of the company. These provisions may discourage and prevent coercive takeover practices and inadequate takeover bids.

Nevada Law

Nevada law contains a provision governing “acquisition of controlling interest.” This law provides generally that any person or entity that acquires 20% or more of the outstanding voting shares of a publicly-held Nevada corporation in the secondary public or private market may be denied voting rights with respect to the acquired shares, unless a majority of the disinterested stockholders of the corporation elects to restore such voting rights in whole or in part. The control share acquisition act provides that a person or entity acquires “control shares” whenever it acquires shares that, but for the operation of the control share acquisition act, would bring its voting power within any of the following three ranges: 20 to 33-1/3%; 33-1/3 to 50%; or more than 50%.

Our Articles of Incorporation include a mandatory forum provision that, to the fullest extent permitted by law, the Nevada Eighth Judicial District of Clark County Nevada shall be the sole and exclusive forum for (a) any derivative action or proceeding brought in the name or right of the Company or on its behalf, (b) any action asserting a claim for breach of any fiduciary duty owed by any director, officer, employee or agent of the Company to the Company or the Company's stockholders, (c) any action arising or asserting a claim arising pursuant to any provision of NRS Chapters 78 or 92Aor any provision of the Articles of Incorporation or Bylaws, (d) any action to interpret, apply, enforce or determine the validity of the Articles of Incorporation or Bylaws or (e) any action asserting a claim governed by the internal affairs doctrine. This exclusive forum provision would not apply to suits brought to enforce any liability or duty created by the Securities Act or the Exchange Act or any other claim for which the federal courts have exclusive jurisdiction. To the extent that any such claims may be based upon federal law claims, Section 27 of the Exchange Act creates exclusive federal jurisdiction over all suits brought to enforce any duty or liability created by the Exchange Act or the rules and regulations thereunder. Furthermore, Section 22 of the Securities Act creates concurrent jurisdiction for federal and state courts over all suits brought to enforce any duty or liability created by the Securities Act or rules and regulations thereunder and would preempt the choice of forum provisions in our Articles of Incorporation with respect to such matters.

A “control share acquisition” is generally defined as the direct or indirect acquisition of either ownership or voting power associated with issued and outstanding control shares. The stockholders or Board of Directors of a corporation may elect to exempt the stock of the corporation from the provisions of the control share acquisition act through adoption of a provision to that effect in the articles of incorporation or bylaws of the corporation. Our Articles of Incorporation and Bylaws do not exempt our common stock from the control share acquisition act.

The control share acquisition act is applicable only to shares of “Issuing Corporations” as defined by the Nevada law. An Issuing Corporation is a Nevada corporation which (i) has 200 or more stockholders, with at least 100 of such stockholders being both stockholders of record and residents of Nevada, and (ii) does business in Nevada directly or through an affiliated corporation.

At this time, we do not believe we have 100 stockholders of record resident of Nevada and we do not conduct business in Nevada directly. Therefore, the provisions of the control share acquisition act are believed not to apply to acquisitions of our shares and will not until such time as these requirements have been met. At such time as they may apply, the provisions of the control share acquisition act may discourage companies or persons interested in acquiring a significant interest in or control of us, regardless of whether such acquisition may be in the interest of our stockholders.

The Nevada “Combination with Interested Stockholders Statute” may also have an effect of delaying or making it more difficult to effect a change in control of us. This statute prevents an “interested stockholder” and a resident domestic Nevada corporation from entering into a “combination,” unless certain conditions are met. The statute defines “combination” to include any merger or consolidation with an “interested stockholder,” or any sale, lease, exchange, mortgage, pledge, transfer or other disposition, in one transaction or a series of transactions with an “interested stockholder” having (i) an aggregate market value equal to 5% or more of the aggregate market value of the assets of the corporation, (ii) an aggregate market value equal to 5% or more of the aggregate market value of all outstanding shares of the corporation, or (iii) representing 10% or more of the earning power or net income of the corporation.

An “interested stockholder” means the beneficial owner of 10% or more of the voting shares of a resident domestic corporation, or an affiliate or associate thereof. A corporation affected by the statute may not engage in a “combination” within three years after the interested stockholder acquires its shares unless the combination or purchase is approved by the Board of Directors before the interested stockholder acquired such shares. If approval is not obtained, then after the expiration of the three-year period, the business combination may be consummated with the approval of the Board of Directors or a majority of the voting power held by disinterested stockholders, or if the consideration to be paid by the interested stockholder is at least equal to the highest of (i) the highest price per share paid by the interested stockholder within the three years immediately preceding the date of the announcement of the combination or in the transaction in which he became an interested stockholder, whichever is higher, (ii) the market value per common share on the date of announcement of the combination or the date the interested stockholder acquired the shares, whichever is higher, or (iii) if higher for the holders of preferred stock, the highest liquidation value of the preferred stock.

Articles of Incorporation and Bylaws

Our Articles of Incorporation are silent as to cumulative voting rights in the election of our directors. Nevada law requires the existence of cumulative voting rights to be provided for by a corporation’s Articles of Incorporation. In the event that a few stockholders end up owning a significant portion of our issued and outstanding common stock, the lack of cumulative voting would make it more difficult for other stockholders to replace our Board of Directors or for a third party to obtain control of us by replacing our Board of Directors. Our Articles of Incorporation and Bylaws do not contain any explicit provisions that would have an effect of delaying, deferring or preventing a change in control of us.

Transfer Agent and Registrar

The transfer agent and registrar for our common shares is Pacific Stock Transfer Company. Pacific Stock Transfer Company’s address and phone number is: 6725 Via Austi Pkwy, Suite 300, Las Vegas, Nevada 89119; telephone number (800) 785-7782.

Listing

Our common stock has been traded on The Nasdaq Capital Market under the symbol “XPON” since April 1, 2022.

DESCRIPTION OF DEBT SECURITIES

We may issue debt securities from time to time, in one or more series, as either senior or subordinated debt or as senior or subordinated convertible debt. While the terms we have summarized below will apply generally to any debt securities that we may offer under this prospectus, we will describe the particular terms of any debt securities that we may offer in more detail in the applicable prospectus supplement. The terms of any debt securities offered under a prospectus supplement may differ from the terms described below. Unless the context requires otherwise, whenever we refer to the indenture, we also are referring to any supplemental indentures that specify the terms of a particular series of debt securities.

We will issue the debt securities under the indenture that we will enter into with the trustee named in the indenture. The indenture will be qualified under the Trust Indenture Act of 1939, as amended, or the Trust Indenture Act. We have filed the form of indenture as an exhibit to the registration statement of which this prospectus is a part, and supplemental indentures and forms of debt securities containing the terms of the debt securities being offered will be filed as exhibits to the registration statement of which this prospectus is a part or will be incorporated by reference from reports that we file with the SEC.

The following summary of material provisions of the debt securities and the indenture is subject to, and qualified in its entirety by reference to, all of the provisions of the indenture applicable to a particular series of debt securities. We urge you to read the applicable prospectus supplements and any related free writing prospectuses related to the debt securities that we may offer under this prospectus, as well as the complete indenture that contains the terms of the debt securities.

General

The indenture does not limit the amount of debt securities that we may issue. It provides that we may issue debt securities up to the principal amount that we may authorize and that the debt securities may be in any currency or currency unit that we may designate. Except for the limitations on consolidation, merger and sale of all or substantially all of our assets contained in the indenture, the terms of the indenture do not contain any covenants or other provisions designed to give holders of any debt securities protection against changes in our operations, financial condition or transactions involving us.

We will describe in the applicable prospectus supplement the terms of the series of debt securities being offered, including:

•	the title of the series of debt securities;

•	any limit upon the aggregate principal amount that may be issued;

•	the maturity date or dates;

•	the form of the debt securities of the series;

•	the applicability of any guarantees;

•	whether or not the debt securities will be secured or unsecured, and the terms of any secured debt;

•	whether the debt securities rank as senior debt, senior subordinated debt, subordinated debt or any combination thereof, and the terms of any subordination;

•	if the price (expressed as a percentage of the aggregate principal amount thereof) at which such debt securities will be issued is a price other than the principal amount thereof, the portion of the principal amount thereof payable upon declaration of acceleration of the maturity thereof, or if applicable, the portion of the principal amount of such debt securities that is convertible into another security or the method by which any such portion shall be determined;

•	the interest rate or rates, which may be fixed or variable, or the method for determining the rate and the date interest will begin to accrue, the dates interest will be payable and the regular record dates for interest payment dates or the method for determining such dates;

•	our right, if any, to defer payment of interest and the maximum length of any such deferral period;

•	if applicable, the date or dates after which, or the period or periods during which, and the price or prices at which, we may, at our option, redeem the series of debt securities pursuant to any optional or provisional redemption provisions and the terms of those redemption provisions;

•	the date or dates, if any, on which, and the price or prices at which we are obligated, pursuant to any mandatory sinking fund or analogous fund provisions or otherwise, to redeem, or at the holder’s option to purchase, the series of debt securities and the currency or currency unit in which the debt securities are payable;

•	the denominations in which we will issue the series of debt securities, if other than denominations of $1,000 and any integral multiple thereof;

•	any and all terms, if applicable, relating to any auction or remarketing of the debt securities of that series and any security for our obligations with respect to such debt securities and any other terms which may be advisable in connection with the marketing of debt securities of that series;

•	whether the debt securities of the series shall be issued in whole or in part in the form of a global security or securities;

•	the terms and conditions, if any, upon which such global security or securities may be exchanged in whole or in part for other individual securities; and the depositary for such global security or securities;

•	if applicable, the provisions relating to conversion or exchange of any debt securities of the series and the terms and conditions upon which such debt securities will be so convertible or exchangeable, including the conversion or exchange price, as applicable, or how it will be calculated and may be adjusted, any mandatory or optional (at our option or the holders’ option) conversion or exchange features, the applicable conversion or exchange period and the manner of settlement for any conversion or exchange;

•	if other than the full principal amount thereof, the portion of the principal amount of debt securities of the series which shall be payable upon declaration of acceleration of the maturity thereof;

•	additions to or changes in the covenants applicable to the particular debt securities being issued, including, among others, the consolidation, merger or sale covenant;

•	additions to or changes in the events of default with respect to the securities and any change in the right of the trustee or the holders to declare the principal, premium, if any, and interest, if any, with respect to such securities to be due and payable;

•	additions to or changes in or deletions of the provisions relating to covenant defeasance and legal defeasance;

•	additions to or changes in the provisions relating to satisfaction and discharge of the indenture;

•	additions to or changes in the provisions relating to the modification of the indenture both with and without the consent of holders of debt securities issued under the indenture;

•	the currency of payment of debt securities if other than U.S. dollars and the manner of determining the equivalent amount in U.S. dollars;

•	whether interest will be payable in cash or additional debt securities at our or the holders’ option and the terms and conditions upon which the election may be made;

•	the terms and conditions, if any, upon which we will pay amounts in addition to the stated interest, premium, if any and principal amounts of the debt securities of the series to any holder that is not a “United States person” for federal tax purposes;

•	any restrictions on transfer, sale or assignment of the debt securities of the series; and

•	any other specific terms, preferences, rights or limitations of, or restrictions on, the debt securities, any other additions or changes in the provisions of the indenture, and any terms that may be required by us or advisable under applicable laws or regulations.

We may issue the debt securities issued under the indenture as “discount securities,” which means they may be sold at a discount below their stated principal amount. These debt securities, as well as other debt securities that are not issued at a discount, may be issued with “original issue discount,” or OID, for U.S. federal income tax purposes because of interest payment and other characteristics or terms of the debt securities. Material U.S. federal income tax considerations applicable to debt securities issued with OID will be described in more detail in any applicable prospectus supplement.

Conversion or Exchange Rights

We will set forth in the applicable prospectus supplement the terms on which a series of debt securities may be convertible into or exchangeable for our common stock or our other securities. We will include provisions as to settlement upon conversion or exchange and whether conversion or exchange is mandatory, at the option of the holder or at our option. We may include provisions pursuant to which the number of shares of our common stock or our other securities that the holders of the series of debt securities receive would be subject to adjustment.

Consolidation, Merger or Sale

Unless we provide otherwise in the prospectus supplement applicable to a particular series of debt securities, the indenture will not contain any covenant that restricts our ability to merge or consolidate, or sell, convey, transfer or otherwise dispose of our assets as an entirety or substantially as an entirety. However, any successor to or acquirer of such assets (other than a subsidiary of ours) must assume all of our obligations under the indenture or the debt securities, as appropriate.

Events of Default Under the Indenture

Unless we provide otherwise in the prospectus supplement applicable to a particular series of debt securities, the following are events of default under the indenture with respect to any series of debt securities that we may issue:

•	if we fail to pay any installment of interest on any series of debt securities, as and when the same shall become due and payable, and such default continues for a period of 90 days; provided, however, that a valid extension of an interest payment period by us in accordance with the terms of any indenture supplemental thereto shall not constitute a default in the payment of interest for this purpose;

•	if we fail to pay the principal of, or premium, if any, on any series of debt securities as and when the same shall become due and payable whether at maturity, upon redemption, by declaration or otherwise, or in any payment required by any sinking or analogous fund established with respect to such series; provided, however, that a valid extension of the maturity of such debt securities in accordance with the terms of any indenture supplemental thereto shall not constitute a default in the payment of principal or premium, if any;

•	if we fail to observe or perform any other covenant or agreement contained in the debt securities or the indenture, other than a covenant specifically relating to another series of debt securities, and our failure continues for 90 days after we receive written notice of such failure, requiring the same to be remedied and stating that such is a notice of default thereunder, from the trustee or holders of at least 25% in aggregate principal amount of the outstanding debt securities of the applicable series; and

•	if specified events of bankruptcy, insolvency or reorganization occur.

If an event of default with respect to debt securities of any series occurs and is continuing, other than an event of default specified in the last bullet point above, the trustee or the holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series, by notice to us in writing, and to the trustee if notice is given by such holders, may declare the unpaid principal of, premium, if any, and accrued interest, if any, due and payable immediately. If an event of default specified in the last bullet point above occurs with respect to us, the principal amount of and accrued interest, if any, of each issue of debt securities then outstanding shall be due and payable without any notice or other action on the part of the trustee or any holder.

The holders of a majority in principal amount of the outstanding debt securities of an affected series may waive any default or event of default with respect to the series and its consequences, except defaults or events of default regarding payment of principal, premium, if any, or interest, unless we have cured the default or event of default in accordance with the indenture. Any waiver shall cure the default or event of default.

Subject to the terms of the indenture, if an event of default under an indenture shall occur and be continuing, the trustee will be under no obligation to exercise any of its rights or powers under such indenture at the request or direction of any of the holders of the applicable series of debt securities, unless such holders have offered the trustee reasonable indemnity. The holders of a majority in principal amount of the outstanding debt securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee, or exercising any trust or power conferred on the trustee, with respect to the debt securities of that series, provided that:

•	the direction so given by the holder is not in conflict with any law or the applicable indenture; and

•	subject to its duties under the Trust Indenture Act, the trustee need not take any action that might involve it in personal liability or might be unduly prejudicial to the holders not involved in the proceeding.

A holder of the debt securities of any series will have the right to institute a proceeding under the indenture or to appoint a receiver or trustee, or to seek other remedies only if:

•	the holder has given written notice to the trustee of a continuing event of default with respect to that series;

•	the holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series have made written request;

•	such holders have offered to the trustee indemnity satisfactory to it against the costs, expenses and liabilities to be incurred by the trustee in compliance with the request; and

•	the trustee does not institute the proceeding, and does not receive from the holders of a majority in aggregate principal amount of the outstanding debt securities of that series other conflicting directions within 90 days after the notice, request and offer.

These limitations do not apply to a suit instituted by a holder of debt securities if we default in the payment of the principal, premium, if any, or interest on, the debt securities.

We will periodically file statements with the trustee regarding our compliance with specified covenants in the indenture.

Modification of Indenture; Waiver

We and the trustee may change an indenture without the consent of any holders with respect to specific matters:

•	to cure any ambiguity, defect or inconsistency in the indenture or in the debt securities of any series;

•	to comply with the provisions described above under “Description of Debt Securities—Consolidation, Merger or Sale;”

•	to provide for uncertificated debt securities in addition to or in place of certificated debt securities;

•	to add to our covenants, restrictions, conditions or provisions such new covenants, restrictions, conditions or provisions for the benefit of the holders of all or any series of debt securities, to make the occurrence, or the occurrence and the continuance, of a default in any such additional covenants, restrictions, conditions or provisions an event of default or to surrender any right or power conferred upon us in the indenture;

•	to add to, delete from or revise the conditions, limitations, and restrictions on the authorized amount, terms, or purposes of issue, authentication and delivery of debt securities, as set forth in the indenture;

•	to make any change that does not adversely affect the interests of any holder of debt securities of any series in any material respect;

•	to provide for the issuance of and establish the form and terms and conditions of the debt securities of any series as provided above under “Description of Debt Securities—General” to establish the form of any certifications required to be furnished pursuant to the terms of the indenture or any series of debt securities, or to add to the rights of the holders of any series of debt securities;

•	to evidence and provide for the acceptance of appointment under any indenture by a successor trustee; or

•	to comply with any requirements of the SEC in connection with the qualification of any indenture under the Trust Indenture Act.

In addition, under the indenture, the rights of holders of a series of debt securities may be changed by us and the trustee with the written consent of the holders of at least a majority in aggregate principal amount of the outstanding debt securities of each series that is affected. However, unless we provide otherwise in the prospectus supplement applicable to a particular series of debt securities, we and the trustee may make the following changes only with the consent of each holder of any outstanding debt securities affected:

•	extending the fixed maturity of any debt securities of any series;

•	reducing the principal amount, reducing the rate of or extending the time of payment of interest, or reducing any premium payable upon the redemption of any series of any debt securities; or

•	reducing the percentage of debt securities, the holders of which are required to consent to any amendment, supplement, modification or waiver.

Discharge

Each indenture provides that we can elect to be discharged from our obligations with respect to one or more series of debt securities, except for specified obligations, including obligations to:

•	provide for payment;

•	register the transfer or exchange of debt securities of the series;

•	replace stolen, lost or mutilated debt securities of the series;

•	pay principal of and premium and interest on any debt securities of the series;

•	maintain paying agencies;

•	hold monies for payment in trust;

•	recover excess money held by the trustee;

•	compensate and indemnify the trustee; and

•	appoint any successor trustee.

In order to exercise our rights to be discharged, we must deposit with the trustee money or government obligations sufficient to pay all the principal of, any premium, if any, and interest on, the debt securities of the series on the dates payments are due.

Form, Exchange and Transfer

We will issue the debt securities of each series only in fully registered form without coupons and, unless we provide otherwise in the applicable prospectus supplement, in denominations of $1,000 and any integral multiple thereof. The indenture provides that we may issue debt securities of a series in temporary or permanent global form and as book-entry securities that will be deposited with, or on behalf of, The Depository Trust Company, or DTC, or another depositary named by us and identified in the applicable prospectus supplement with respect to that series. To the extent the debt securities of a series are issued in global form and as book-entry, a description of terms relating to any book-entry securities will be set forth in the applicable prospectus supplement.

At the option of the holder, subject to the terms of the indenture and the limitations applicable to global securities described in the applicable prospectus supplement, the holder of the debt securities of any series can exchange the debt securities for other debt securities of the same series, in any authorized denomination and of like tenor and aggregate principal amount.

Subject to the terms of the indenture and the limitations applicable to global securities set forth in the applicable prospectus supplement, holders of the debt securities may present the debt securities for exchange or for registration of transfer, duly endorsed or with the form of transfer endorsed thereon duly executed if so required by us or the security registrar, at the office of the security registrar or at the office of any transfer agent designated by us for this purpose. Unless otherwise provided in the debt securities that the holder presents for transfer or exchange, we will impose no service charge for any registration of transfer or exchange, but we may require payment of any taxes or other governmental charges.

We will name in the applicable prospectus supplement the security registrar, and any transfer agent in addition to the security registrar, that we initially designate for any debt securities. We may at any time designate additional transfer agents or rescind the designation of any transfer agent or approve a change in the office through which any transfer agent acts, except that we will be required to maintain a transfer agent in each place of payment for the debt securities of each series.

If we elect to redeem the debt securities of any series, we will not be required to:

•	issue, register the transfer of, or exchange any debt securities of that series during a period beginning at the opening of business 15 days before the day of mailing of a notice of redemption of any debt securities that may be selected for redemption and ending at the close of business on the day of the mailing; or

•	register the transfer of or exchange any debt securities so selected for redemption, in whole or in part, except the unredeemed portion of any debt securities we are redeeming in part.

Information Concerning the Trustee

The trustee, other than during the occurrence and continuance of an event of default under an indenture, undertakes to perform only those duties as are specifically set forth in the applicable indenture. Upon an event of default under an indenture, the trustee must use the same degree of care as a prudent person would exercise or use in the conduct of his or her own affairs. Subject to this provision, the trustee is under no obligation to exercise any of the powers given it by the indenture at the request of any holder of debt securities unless it is offered reasonable security and indemnity against the costs, expenses and liabilities that it might incur.

Payment and Paying Agents

Unless we otherwise indicate in the applicable prospectus supplement, we will make payment of interest on any debt securities on any interest payment date to the person in whose name the debt securities, or one or more predecessor securities, are registered at the close of business on the regular record date for the interest.

We will pay principal of and any premium and interest on the debt securities of a particular series at the office of the paying agents designated by us, except that unless we otherwise indicate in the applicable prospectus supplement, we will make interest payments by check that we will mail to the holder or by wire transfer to certain holders. Unless we otherwise indicate in the applicable prospectus supplement, we will designate the corporate trust office of the trustee as our sole paying agent for payments with respect to debt securities of each series. We will name in the applicable prospectus supplement any other paying agents that we initially designate for the debt securities of a particular series. We will maintain a paying agent in each place of payment for the debt securities of a particular series.

All money we pay to a paying agent or the trustee for the payment of the principal of or any premium or interest on any debt securities that remains unclaimed at the end of two years after such principal, premium or interest has become due and payable will be repaid to us, and the holder of the debt security thereafter may look only to us for payment thereof.

Governing Law

The indenture and the debt securities will be governed by and construed in accordance with the internal laws of the State of New York, except to the extent that the Trust Indenture Act is applicable.

DESCRIPTION OF WARRANTS

The following description, together with the additional information we may include in any applicable prospectus supplements, summarizes the material terms and provisions of the warrants that we may offer under this prospectus and the related warrant agreements and warrant certificates. While the terms summarized below will apply generally to any warrants that we may offer, we will describe the particular terms of any series of warrants in more detail in the applicable prospectus supplement. If we indicate in the prospectus supplement, the terms of any warrants offered under that prospectus supplement may differ from the terms described below. Specific warrant agreements will contain additional important terms and provisions and will be incorporated by reference as an exhibit to the registration statement, which includes this prospectus.

General

We may issue warrants for the purchase of our common stock, preferred stock and/or debt securities in one or more series. We may issue warrants independently or together with common stock, preferred stock and/or debt securities, and the warrants may be attached to or separate from these securities.

We will evidence each series of warrants by warrant certificates that we will issue under a separate warrant agreement. We will enter into the warrant agreement with a warrant agent. We will indicate the name and address of the warrant agent in the applicable prospectus supplement relating to a particular series of warrants.

We will describe in the applicable prospectus supplement the terms of the series of warrants, including:

•	the offering price and aggregate number of warrants offered;

•	the currency for which the warrants may be purchased;

•	if applicable, the designation and terms of the securities with which the warrants are issued and the number of warrants issued with each such security or each principal amount of such security;

•	if applicable, the date on and after which the warrants and the related securities will be separately transferable;

•	in the case of warrants to purchase debt securities, the principal amount of debt securities purchasable upon exercise of one warrant and the price at, and currency in which, this principal amount of debt securities may be purchased upon such exercise;

•	in the case of warrants to purchase common stock or preferred stock, the number of shares of common stock or preferred stock, as the case may be, purchasable upon the exercise of one warrant and the price at which these shares may be purchased upon such exercise;

•	the effect of any merger, consolidation, sale or other disposition of our business on the warrant agreement and the warrants;

•	the terms of any rights to redeem or call the warrants;

•	any provisions for changes to or adjustments in the exercise price or number of securities issuable upon exercise of the warrants;

•	the periods during which, and places at which, the warrants are exercisable;

•	the manner of exercise;

•	the dates on which the right to exercise the warrants will commence and expire;

•	the manner in which the warrant agreement and warrants may be modified;

•	federal income tax consequences of holding or exercising the warrants;

•	the terms of the securities issuable upon exercise of the warrants; and

•	any other specific terms, preferences, rights or limitations of or restrictions on the warrants.

PLAN OF DISTRIBUTION

We may sell the offered securities in and outside the United States (1) through underwriters or dealers, (2) directly to one or more purchasers, including through a “registered direct” offering, including to a limited number of institutional purchasers, to a single purchaser or to our affiliates and stockholders, (3) through agents or (4) through a combination of any of these methods or otherwise.

If underwriters or dealers are used in the sale, the securities will be acquired by the underwriters or dealers for their own account and may be resold from time to time in one or more transactions, including:

•	in one or more transactions at a fixed price or prices, which may be changed from time to time;

•	in “at-the-market offerings,” within the meaning of Rule 415(a)(4) of the Securities Act, to or through a market maker or into an existing trading market, on an exchange or otherwise;

•	through a market maker or into an existing trading market on an exchange or otherwise;

•	at prices related to those prevailing market prices; or

•	at negotiated prices.

The applicable prospectus supplement will set forth the following information to the extent applicable:

•	the terms of the offering;

•	the names of any underwriters, dealers or agents or other purchasers;

•	the name or names of any managing underwriter or underwriters;

•	the purchase price of the securities or other purchasers;

•	the net proceeds from the sale of the securities;

•	any option to purchase additional shares or other options under which underwriters, dealers, agents or other purchasers may purchase additional securities from us;

•	any delayed delivery arrangements;

•	any underwriting discounts, commissions and other items constituting underwriters’ compensation;

•	any initial public offering price;

•	any discounts or concessions allowed or reallowed or paid to dealers; and

•	any commissions paid to agents.

Sale through Underwriters or Dealers

If any securities are offered through underwriters, the underwriters will acquire the securities for their own account and may resell them from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. Underwriters may offer and sell securities to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more firms acting as underwriters. Unless otherwise provided in the applicable prospectus supplement, the obligations of the underwriters to purchase the securities will be subject to certain conditions, and the underwriters will be obligated to purchase all of the offered securities if they purchase any of them. In connection with the sale of securities, underwriters may be deemed to have received compensation from us in the form of underwriting discounts or commissions and dealers may receive compensation from the underwriters in the form of discounts or concessions.

The underwriters may change from time to time any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers.

In order to facilitate the offering of securities, the underwriters may engage in transactions that stabilize, maintain or otherwise affect the price of the securities. Specifically, the underwriters may overallot in connection with the offering, creating a short position in the securities for their account. In addition, to cover overallotments or to stabilize the price of the shares, the underwriters may bid for, and purchase, shares in the open market. Finally, an underwriting syndicate may reclaim selling concessions allowed to an underwriter or a dealer for distributing the securities in the offering if the syndicate repurchases previously distributed shares in transactions to cover syndicate short positions, in stabilization transactions, or otherwise. Any of these activities may stabilize or maintain the market price of the offered securities above independent market levels. The underwriters are not required to engage in these activities, and may discontinue any of these activities at any time.

Some or all of the securities that we offer through this prospectus may be new issues of securities with no established trading market. Any underwriters to whom we sell securities for public offering and sale may make a market in those securities, but they will not be obligated to do so and they may discontinue any market making at any time without notice. Accordingly, we cannot assure you of the liquidity of, or continued trading markets for, any securities offered pursuant to this prospectus.

If any securities are offered through dealers, we will sell the securities to them as principal. They may then resell those securities to the public at varying prices determined by the dealers at the time of resale.

Direct Sales and Sales through Agents

We may sell the securities directly to purchasers, including through one or more “registered direct” offerings. If the securities are sold directly to institutional investors or others who may be deemed to be underwriters within the meaning of the Securities Act with respect to any sale of those securities, we will describe the terms of any such sales in the applicable prospectus supplement. We may also sell the securities through agents designated from time to time. Sales may be made by means of ordinary brokers’ transactions on The Nasdaq Capital Market at market prices, in block transactions and such other transactions as agreed by us and any agent. In the applicable prospectus supplement, we will name any agent involved in the offer or sale of the offered securities, and we will describe any commissions payable to the agent. Unless otherwise provided in the applicable prospectus supplement, any agent will agree to use its reasonable best efforts to solicit purchases for the period of its appointment.

At-the-Market Offerings

To the extent that we make sales through one or more underwriters or agents in at-the-market offerings, we will do so pursuant to the terms of a sales agency financing agreement or other at-the-market offering arrangement between us, on one hand, and the underwriters or agents, on the other. If we engage in at-the-market sales pursuant to any such agreement, we will issue and sell our securities through one or more underwriters or agents, which may act on an agency basis or a principal basis. During the term of any such agreement, we may sell securities on a daily basis in exchange transactions or otherwise as we agree with the underwriters or agents. Any such agreement will provide that any securities sold will be sold at prices related to the then prevailing market prices for our securities. Therefore, exact figures regarding proceeds that will be raised or commissions to be paid cannot be determined at this time. Pursuant to the terms of the agreement, we may agree to sell, and the relevant underwriters or agents may agree to solicit offers to purchase blocks of our common stock or other securities. The terms of any such agreement will be set forth in more detail in the applicable prospectus supplement.

Remarketing Arrangements

Offered securities may also be offered and sold, if we so indicate in the applicable prospectus supplement, in connection with a remarketing upon their purchase, in accordance with a redemption or repayment pursuant to their terms, or otherwise, by one or more remarketing firms, acting as principals for their own accounts or as our agents. Any remarketing firm will be identified and the terms of its agreements, if any, with us and its compensation will be described in the applicable prospectus supplement. Remarketing firms may be deemed to be underwriters of the offered securities under the Securities Act.

Delayed Delivery Contracts

If we so indicate in the applicable prospectus supplement, we may authorize agents, underwriters or dealers to solicit offers by certain institutions to purchase securities from us pursuant to contracts providing for payment and delivery on a specified future date. The applicable prospectus supplement will describe the conditions to those contracts and the commission payable for solicitation of those contracts.

General Information

We may have agreements with the agents, dealers, underwriters and remarketing firms to indemnify them against certain civil liabilities, including liabilities under the Securities Act, or to contribute with respect to payments that the agents, dealers or underwriters may be required to make. Agents, dealers, underwriters and remarketing firms may be customers of, engage in transactions with or perform services for us in the ordinary course of their businesses.

LEGAL MATTERS

The validity and enforceability of the securities offered hereby as to Nevada law will be passed upon for us by Stradling Yocca Carlson & Rauth, PC. The enforceability of the securities offered hereby as to New York law will be passed upon for us by Freshfields Bruckhaus Deringer US LLP. Any underwriters or agents will be advised about other issues relating to the offering by counsel to be named in the applicable prospectus supplement.

EXPERTS

The consolidated financial statements of Expion360, Inc. as of December 31, 2022 and 2021, and for each of the two years in the period ended December 31, 2022, incorporated by reference in this Prospectus, have been audited by M&K CPAS, PLLC, an independent registered public accounting firm, as stated in their report. Such financial statements are incorporated by reference in reliance upon the report of such firm given their authority as experts in accounting and auditing.

EXPION360 INC.

474,193 Shares of Common Stock

Pre-Funded Warrants to Purchase Up to 574,193 Shares of Common Stock

Up to 574,193 Shares of Common Stock Issuable Upon Exercise of the Pre-Funded Warrants

PROSPECTUS SUPPLEMENT

January 3, 2025